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                                                                    EXHIBIT 99.2










                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                           WESTAMERICA BANCORPORATION,

                                WESTAMERICA BANK

                                       AND

                                KERMAN STATE BANK



                          DATED AS OF FEBRUARY 25, 2002


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                      AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 25, 2002, is between WESTAMERICA BANCORPORATION, a California corporation ("WABC"), WESTAMERICA BANK, a California banking corporation ("Westamerica"), and KERMAN STATE BANK, a California banking association ("KSB").


                                    RECITALS

        A. The Boards of Directors of WABC, Westamerica and KSB deem it advisable and in the best interests of WABC, Westamerica, KSB and their respective shareholders that WABC, Westamerica and KSB enter into a business combination whereby KSB shall merge with and into Westamerica (the "Merger").

        B. This Agreement and the Merger Agreement, as defined herein, have been approved by the Boards of Directors of WABC, Westamerica and KSB, and will be submitted for approval of the shareholders of KSB at a special meeting of KSB's shareholders.

        C. The Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC").

        D. Pursuant to the Merger and subject to the terms and conditions hereof, each share of KSB common stock (other than fractional shares or any shares as to which dissenters' rights have been perfected) shall be converted into that number of shares of WABC common stock determined in accordance with the Final Exchange Ratio set forth in Section 2.1, below, subject to adjustment as more fully set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:

1.      THE MERGER.

        1.1 EFFECTIVE DATE. Subject to the terms and conditions of this Agreement, the Merger shall become effective upon the filing with the California Secretary of State and the California Department of Financial Institutions (the "DFI") of a duly executed Agreement of Merger substantially in the form attached hereto as Exhibit A (the "Merger Agreement") and officers' certificates prescribed by Section 1103 of the California General Corporation Law (the "GCL"), or at such time thereafter as is provided in the Merger Agreement (the "Effective Time"). The date on which the Effective Date occurs as specified in the Merger Agreement shall be referred to herein as the "Effective Date."

        1.2 EFFECT OF THE MERGER. Subject to the terms and conditions of this Agreement and the Merger Agreement, on the Effective Date, KSB shall be merged with and into Westamerica and Westamerica shall be the surviving corporation (the "Surviving Corporation") in the Merger. All assets, rights, goodwill, privileges, immunities, powers, franchises and interests of KSB and Westamerica in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Date, including




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

appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estate, assignee, receiver and in every other fiduciary capacity, shall pass and be transferred to and vest in the Surviving Corporation by virtue of the Merger on the Effective Date without any deed, conveyance or other transfer; the separate existence of KSB shall cease and the corporate existence of Westamerica as the Surviving Corporation shall continue unaffected and unimpaired by the Merger; and the Surviving Corporation shall be deemed to be the same entity as each of KSB and Westamerica and shall be subject to all of their duties and liabilities of every kind and description. The Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of Westamerica and KSB; and any claim existing or action or proceeding pending by or against Westamerica or KSB may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either Westamerica or KSB shall be impaired by reason of the Merger.

2.      CONVERSION AND CANCELLATION OF SHARES.

        2.1 CONVERSION OF COMMON STOCK OF KSB.

            (a) PRELIMINARY EXCHANGE RATIO. For purposes of determining the conversion of KSB common stock into the merger consideration, the following procedures and defined terms shall be employed:

            "Unadjusted Aggregate Purchase Price" means

                      (i) if Performing Loans are at least $60,000,000, then 1.6 multiplied by Adjusted Equity; or

                      (ii) if Performing Loans are less than $60,000,000, then the sum of:

                             (a) 1.6 multiplied by that portion of Adjusted Equity equal to (x) Performing Loans, divided by
                             (y) 6.56, and

                             (b) 1.0 multiplied by the remainder of Adjusted Equity.

            "Adjusted Equity" means $9,861,000

                      (i) plus 60% of the amount by which KSB's allowance for loan losses, determined under Westamerica's methodology for determining the allowance, is or would be less than $2,400,000, but only if Performing Loans are at least $60,000,000, or

                      (ii) less 60% of the amount by which KSB's allowance for loan losses, determined under Westamerica's methodology for determining the allowance, is or would be greater than $3,200,000, up to $3,900,000.

            "GAAP" means generally accepted accounting principles.




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            "Performing Loans" means the principal balance of the loans owned by
            KSB other than any of the following:

                      (i) loans on nonaccrual status;

                      (ii) loans on which payments of principal or interest are delinquent 90 days or more from their contractual payment date; and

                      (iii) loans which are "troubled debt restructurings" as defined in Statement of Financial Accounting Standards No. 15 ("SAS 15"): Accounting by Debtors and Creditors for Troubled Debt Restructurings."

            "Preliminary Exchange Ratio" means Unadjusted Per Share Purchase Price divided by the Average Starting Price.

            "Unadjusted Per Share Purchase Price" is Unadjusted Aggregate Purchase Price divided by number outstanding KSB shares of common stock determined on a fully diluted basis using the treasury method.

            "Average Starting Price" means $39.77.

            (b) SIGNIFICANT LIABILITY ADJUSTMENT; PRE-FINAL EXCHANGE RATIO. WABC and KSB shall first determine the Preliminary Exchange Ratio. Then they shall determine the amount of Significant Liabilities if any and determine the Pre-Final Exchange Ratio.

            "Pre-Final Exchange Ratio" means the Preliminary Exchange Ratio less a fraction, of which (i) the numerator is Significant Liabilities and (ii) the denominator is 1.6 multiplied by Adjusted Equity.

            "Significant Liabilities" means those liabilities or expenses (whether operating or capital in nature) in excess of $100,000 in the aggregate, relating to those categories and events described in the next sentence that have not been reflected as reductions to KSB's consolidated book value pursuant to generally accepted accounting principles as of June 30, 2001, except that the $100,000 threshold shall not apply to amounts described in clause (viii). Significant Liabilities shall include the following categories or events, provided that Significant Liabilities shall not include any of the following to which WABC has consented in writing, which consent shall not be unreasonably withheld: (i) new or extended contractual obligations; (ii) new or extended leases of real or personal property; (iii) acquisition of capital assets (or commitments to do so) in excess of $25,000 in the aggregate; (iv) contingent liabilities based upon threatened or pending litigation, arbitrations or other proceedings or hazardous or toxic substances and legal fees and costs (whether actual or estimated) related thereto; (v) any expenses, fines, fees, penalties or similar obligations, except those which arose in the Ordinary Course of Business as defined in Section 3.2(h)(i); (vi) any new, expanded or accelerated pension or other benefits including employment contracts and severance




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            payments, whether or not vested; (vii) any amount paid to investment bankers, lawyers, accountants or other professionals in conjunction with the transaction that exceeds $470,000 in the aggregate; and
            (viii) the amount by which KSB's allowance for loan losses exceeds $3,900,000, an amount that would equal the amount necessary to bring KSB's allowance for loan losses into compliance with WABC's methodology for determining the adequacy of such allowance (but only to the extent KSB's allowance as so determined would exceed $3,900,000), the amount of interest accrued on loans for which full repayment of principal is not likely as of the day immediately preceding the Effective Date and not previously reversed, and any additional amount of write-down of other real estate owned or other property acquired through foreclosure or satisfaction of debt required to conform such property's valuation with WABC's valuation methods for such types of property.

            The amount of the Significant Liabilities in the case of the arrangements described in (i), (ii), and (vi) above, shall equal (a) any payment that could be made as of the Effective Date that would terminate the arrangement without further liability or expense to KSB or WABC or (b) if the arrangement does not provide for such a payment, the present value of the amount of the remaining payments payable pursuant to the arrangement after the Effective Date using a discount rate equivalent to WABC's then current cost of funds. The amount of Significant Liabilities in the case of (iii) above shall equal the amount expended or required to be expended under binding commitments for a capital asset, minus the amount for which the capital asset could actually be sold on a liquidation basis.

            (c) AVERAGE CLOSING PRICE ADJUSTMENT; FINAL EXCHANGE RATIO. If, as of two business days preceding the Effective Date, the Average Closing Price of WABC Common Stock is greater than $41.76, the Pre-Final Exchange Ratio shall be adjusted by multiplying it by a fraction, of which (i) the numerator is $41.76 and (ii) the denominator is the Average Closing Price, with the result rounded to four decimal places. If, as of two business days preceding the Effective Date, the Average Closing Price of WABC Common Stock is less than $33.80, the Pre-Final Exchange Ratio shall be adjusted by multiplying it by a fraction, of which (i) the numerator is $33.80 and (ii) the denominator is the Average Closing Price, with the result rounded to four decimal places.

            "Average Closing Price" means average of the closing prices quoted on the Nasdaq National Market as reported in The Wall Street Journal on each of the 20 consecutive trading days prior to two business days prior to the Effective Date, rounded to four decimal places, whether or not trades occurred on those days

            "Final Exchange Ratio" means the Pre-Final Exchange Ratio as adjusted, if required, by the foregoing adjustment on account of the Average Closing Price.

            (d) CONVERSION. On the Effective Date, by virtue of the Merger and without any action on the part of the holder of any common stock of KSB (a "KSB Share" or "KSB Shares"), each outstanding KSB Share (other than




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fractional shares or any shares as to which dissenters' rights have been perfected) shall be converted into a number of shares of the common stock, without par value, of WABC ("WABC common stock" or "WABC Shares") equal to the Final Exchange Ratio.

            (e) CANCELLATION AND EXCHANGE OF KSB SHARES. Upon conversion of KSB Shares into WABC Shares in accordance with the foregoing, all KSB Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the WABC Shares (and cash for fractional shares) into which such KSB Shares have been converted. Certificates previously representing KSB Shares (other than dissenting shares) shall be exchanged for certificates representing whole shares of WABC common stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.3.

            (f) RIGHTS AS SHAREHOLDERS. From and after the Effective Date, the holders of certificates formerly representing KSB Shares shall cease to have any rights with respect thereto other than any dissenters' rights they have perfected pursuant to Chapter 13 of the GCL.

        2.2 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of WABC common stock shall be issued to holders of KSB Shares. In lieu thereof, each such holder entitled to a fraction of a share of WABC common stock shall receive, at the time of surrender of the certificate or certificates representing such holder's KSB Shares, an amount in cash equal to the Average Closing Price multiplied by the fraction of a share of WABC common stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share. Fractional shares shall be determined on an aggregate basis for each KSB shareholder and not on a per-share basis.

        2.3 SURRENDER OF KSB SHARES.

            (a) Prior to the Effective Date, WABC shall appoint Computershare Investor Services, LLC, or its successor, or any other bank or trust company (having capital of at least $50 million) mutually acceptable to KSB and WABC, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the KSB Shares and at and after the Effective Date, WABC shall issue and deliver to the Exchange Agent certificates representing the WABC Shares, as shall be required to be delivered to holders of KSB Shares pursuant to Section 2 of this Agreement. As soon as practicable after the Effective Date, each holder of KSB Shares converted pursuant to Section 2.1, upon surrender to the Exchange Agent of one or more certificates for such KSB Shares for cancellation, will be entitled to receive a certificate representing the number of WABC Shares determined in accordance with Section 2.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with Section
2.2. Each certificate representing WABC Shares will bear a notation incorporating the Amended Rights Agreement (as that term is defined in Section 5(j) herein), by reference and certificates representing the WABC Shares will evidence and entitle the holders thereof to certain rights as set forth in and subject to the terms of the Amended Rights Agreement (the "Rights").




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Certificates issued for the WABC Shares shall be deemed to be certificates for the Rights.

            (b) No dividends or other distributions of any kind which are declared payable to shareholders of record of the WABC Shares after the Effective Date will be paid to persons entitled to receive such certificates for WABC Shares until such persons surrender their certificates representing KSB Shares. Upon surrender of such certificate representing KSB Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the WABC Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

            (c) If any certificate for WABC Shares is to be issued in a name other than that in which the certificate for KSB Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such WABC Shares in a name other than the registered holder of the certificate surrendered, or such persons shall establish to the satisfaction of WABC and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

            (d) All dividends or distributions, and any cash to be paid pursuant to Section 2.2 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing KSB Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to WABC, and after such time any holder of a certificate representing KSB Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to WABC for payment or delivery of such dividends or distributions or cash, as the case may be.

        2.4 NO FURTHER TRANSFERS OF KSB SHARES. At the Effective Date, the stock transfer books of KSB shall be closed and no transfer of KSB Shares theretofore outstanding shall thereafter be made.

        2.5 ADJUSTMENTS. If, between the date of this Agreement and the Effective Date, the outstanding shares of WABC common stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of WABC Shares to be issued and delivered in the Merger in exchange for each outstanding KSB Share shall be correspondingly adjusted.

        2.6 TREATMENT OF STOCK OPTIONS. Each person holding one or more options to purchase KSB Shares pursuant to the Kerman State Bank 1994 Stock Option Plan (the "Option Plan") shall have the right, in his or her discretion, to:

            (a) Exercise immediately prior to the Effective Date any options granted under the Option Plan that were vested prior to the Effective Date. If an optionee with respect to the Option Plan has not terminated his




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or her employment with KSB before the date of this Agreement, his or her options that are not vested on that date shall become fully exercisable immediately prior to the Effective Date following notice by KSB to the extent the terms of the Option Plan provide for such acceleration; and/or

            (b) Have any options that are not exercised converted into an option to purchase shares of WABC common stock in the following manner:

                (i) Following the Effective Date, shares of WABC common stock shall be substituted under the options for KSB Shares based on the Final Exchange Ratio in a form acceptable to WABC. Specifically, each option shall be deemed to continue as an option to purchase the number of shares of WABC common stock equal to the Final Exchange Ratio multiplied by the number of KSB Shares previously covered by such option at an option exercise price for each such share of WABC common stock equal to the previous option exercise price for each KSB Share divided by the Final Exchange Ratio. Except as noted below, each KSB stock option shall otherwise continue on terms and conditions that are consistent with those that were applicable on the Effective Date, including accelerated vesting to the extent provided in the Option Plan; i.e., options for KSB shares that became fully vested as a result of the Merger will be converted into fully vested options for shares of WABC common stock.

                (ii) KSB shall amend the Option Plan and obtain any required shareholder approval of such Option Plan amendments and shall amend, as necessary, any and all option agreements (including obtaining any required participant consents) prior to the Effective Date to make them consistent with this Section 2.6.

3.      COVENANTS OF THE PARTIES.

        3.1 COVENANTS OF WABC.

            (a) RESERVATION, ISSUANCE AND REGISTRATION OF WABC COMMON STOCK. WABC shall reserve and make available for issuance in connection with the Merger and in accordance with the terms of this Agreement (i) the WABC Shares; and (ii) the maximum number of shares of common stock of WABC to which the option holders of KSB may be entitled pursuant to Section 2.6 above at or after the Effective Date. All WABC Shares will, when issued and delivered pursuant to and in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and nonassessable. WABC shall file and cause to be declared effective pursuant to the Securities Act of 1933, as amended (the "1933 Act"), one or more registration statements covering all such shares and shall cause all such shares to be issued in compliance with the 1933 Act and in compliance with all applicable state securities laws and regulations.

            (b) GOVERNMENT APPROVALS. Prior to the Effective Date, WABC, with the cooperation of KSB, shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain (i) the prior approval of the Merger by the Board of Governors of the Federal Reserve System (the "FRB") under the Bank Merger Act, as amended, (ii) the DFI under the California Banking Law and (iii) all other consents and approvals of government agencies as are required by law or




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otherwise, and shall do any and all acts deemed by WABC to be necessary or appropriate in order to cause the Merger to be consummated on the terms provided in this Agreement as promptly as practicable. All approvals referred to in clauses (i), (ii) and (iii) of this Section 3.1(b) are hereinafter referred to as the "Government Approvals."

            (c) NOTIFICATION OF BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. WABC shall promptly (and in any event within two business days) give written notice to KSB upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of WABC contained or referred to in the Merger Agreement or this Agreement and shall use its best efforts to prevent the same or remedy the same promptly.

            (d) FINANCIAL STATEMENTS.

                (i) WABC has delivered or shall make available to KSB prior to the Effective Date true and correct copies of its consolidated statements of income, changes in shareholders' equity and statements of cash flows for the three month periods ended September 30, 2001, June 30, 2001, March 31, 2001, and any subsequent quarter ends, and for the years ended December 31, 2001, 2000 and 1999, and consolidated balance sheets at September 30, 2001, June 30, 2001, March 31, 2001, any subsequent quarter ends, and at December 31, 2001, 2000 and 1999. Such consolidated financial statements at and for the years ended December 31, 2001, 2000 and 1999 have been audited by KPMG LLP and its predecessors, independent public accountants ("KPMG") and include an opinion of such accounting firm to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position, results of operations and cash flow of WABC at the dates indicated and for the periods then ending. The opinions of KPMG do not and shall not contain any qualifications.

                (ii) WABC has provided or shall provide to KSB at or prior to the Effective Date copies of all financial statements and proxy statements issued or to be issued to WABC shareholders and/or directors after December 31, 2001, through the Effective Date.

            (e) PRESS RELEASES. WABC shall not issue any press release or written statement for general circulation relating to the Merger, this Agreement or the Merger Agreement unless previously provided to KSB for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with KSB in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Merger; provided that WABC may, without the consent of KSB, make any disclosure with regard to this Agreement or the Merger that it determines is required under any applicable law or regulation.

            (f) BUSINESS COMBINATIONS. WABC shall not accept any offer from any third party regarding a Business Combination of WABC with any other entity unless such offer is expressly conditioned upon the performance by WABC or its successor in interest of its obligations under this Agreement. In the event WABC fails to comply with the provisions of this Section 3.1(f), KSB shall be entitled to terminate this Agreement without any liability to




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WABC or any agent thereof pursuant to Section 12(b), provided, however, that the obligations and liabilities of WABC set forth in Section 12(e) hereof shall continue in full force and effect. As used in this Agreement, "Business Combination" shall mean any tender or exchange offer, proposal for a merger, consolidation, or other takeover proposal involving any party hereto (except as explicitly contemplated in this Agreement) or any offer or proposal to acquire in any manner a substantial equity interest in, or a substantial portion of any party hereto other than transactions contemplated hereunder.

            (g) DIRECTOR AND OFFICER LIABILITY. Upon the Effective Date, any former KSB officers who become officers of WABC (including any subsidiaries thereof) shall be included in WABC's Director and Officer insurance policy. Prior to the Effective Date, KSB may purchase tail insurance coverage under its current policies of directors' and officers' liability insurance for a term not to exceed three years from the Effective Time with respect to claims arising from facts or events which occurred prior to the Effective Date; provided, however, that the total premium payment for such insurance shall not exceed an amount that is reasonably acceptable to WABC. Except as required by applicable law, neither WABC nor Westamerica will have any further obligation hereunder with respect to the indemnification of any person who now is or hereafter becomes a director or executive officer of KSB for acts or events occurring before the Effective Date.

        3.2 COVENANTS OF KSB.

            (a) APPROVAL BY KSB SHAREHOLDERS. KSB shall cause the Merger, this Agreement and the Merger Agreement to be submitted promptly for the approval of its shareholders at a special meeting to be called and held in accordance with applicable laws. Subject to its continuing fiduciary duty to the shareholders of KSB, the Board of Directors of KSB, in authorizing the execution and delivery of this Agreement by KSB, shall unanimously recommend that this Agreement and the Merger be approved. KSB shall use its best efforts to cause such meeting of its shareholders to take place not later than 45 days after the Commission declares the WABC Registration Statement effective. In connection with the call of such meeting, KSB shall cause such proxy materials, with any amendments thereto that may in the judgment of its counsel be necessary or desirable, to be mailed to its shareholders (the proxy materials, together with any amendments or supplements thereto, being herein referred to as the "Proxy Statement"). Subject to its continuing fiduciary duty to the shareholders of KSB, the Board of Directors of KSB shall at all times prior to and during such meeting of KSB shareholders recommend that the transactions contemplated hereby, setting forth each director's commitment to vote his or her shares of KSB stock in favor of the transactions contemplated hereby, be adopted and approved and, subject to such duty, use its best efforts to cause such adoption and approval. Within 15 business days after the time of execution and delivery of this Agreement, members of the Board of Directors of KSB shall deliver to WABC undertakings in the form attached hereto as Exhibit B confirming such directors' approval of the transactions contemplated hereby, setting forth such directors' commitment to vote his or her shares of KSB stock in favor of the transactions contemplated hereby and setting forth such directors' commitment to use his or her best efforts to cause the shareholders of KSB to adopt and approve the transactions contemplated hereby, subject to their above-mentioned continuing fiduciary duties to the shareholders of KSB and any




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regulatory constraints. Except with the prior approval of WABC, neither KSB nor any member of its Board of Directors shall, at the KSB shareholders' meeting, submit any other matters for approval of its shareholders.

            (b) SHAREHOLDER LISTS AND OTHER INFORMATION. After execution hereof, KSB shall from time to time make available to WABC, upon request, a list of its shareholders and their addresses, a list showing all transfers of KSB common stock and such other information as WABC shall reasonably request regarding both the ownership and prior transfers of KSB common stock.

            (c) GOVERNMENT APPROVALS. KSB will cooperate in all reasonable respects with WABC and Westamerica in their undertaking to obtain the Government Approvals and KSB further agree, subject to the continuing fiduciary duty of the Board of Directors of KSB to the shareholders of KSB, to take such actions as may be reasonably requested by WABC to cause the Merger to be consummated on the terms provided in the Merger Agreement and this Agreement as promptly as is practicable.

            (d) NEW BRANCHES AND LEASES. KSB shall not create any new branches or enter into any acquisitions or leases of real property, including new leases and lease extensions, without the prior written approval of WABC.

            (e) NOTIFICATION OF BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. KSB shall promptly (and in any event within two business days) give written notice to WABC upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of KSB contained or referred to in this Agreement and shall each use its best efforts to prevent the same or remedy the same promptly.

            (f) FINANCIAL STATEMENTS.

                (i) KSB has delivered or shall deliver to WABC prior to the Effective Date true and correct copies of its consolidated statements of income for the three month periods ended September 30, 2001, June 30, 2001, March 31, 2001, and any subsequent quarter ends, and consolidated statements of income, changes in shareholders' equity and statements of cash flows for the fiscal years ended December 31, 2001, 2000, 1999, 1998, 1997 and 1996 and consolidated balance sheets at September 30, 2001, June 30, 2001, March 31, 2001, and any subsequent quarter ends and at December 31, 2001, 2000, 1999, 1998, 1997 and 1996. Such consolidated financial statements at December 31, 2001, 2000, 1999, 1998, 1997 and 1996 and for the fiscal years ended December 31, 2001, 2000, 1999, 1998, 1997 and 1996 have been or shall be audited by Moss-Adams, LLP, and, in each case as independent public accountants for KSB during the relevant periods, and include or shall include an opinion of Moss Adams to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of KSB at the dates indicated and for the periods then ending. The opinions of Moss Adams do not and shall not contain any qualifications.

                (ii) KSB shall provide to WABC, at or prior to the Effective Date, copies of all financial statements and proxy statements




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        issued or to be issued to KSB's shareholders and/or directors after
        December 31, 2001, and through the Effective Date.

                (iii) KSB has delivered or shall deliver to WABC true and complete copies of KSB's Annual Report to Shareholders for the years ended December 31, 2001, 2000, 1999, 1998, 1997, and 1996, all proxy statements and other written material furnished to KSB's shareholders since December 31, 1995, and all other material reports, including call reports, relating to KSB filed by KSB with the Federal Deposit Insurance Corporation (the "FDIC"), the DFI, during 1996 through 2001 and in 2002 prior to the Effective Date. As of their respective dates, each of the documents described in the preceding sentence complied or shall comply in all material respects with all legal and regulatory requirements applicable thereto.

                (iv) To confirm satisfaction of the conditions in Section 7(o), a reasonable period before Closing KSB shall provide to WABC a certificate of its chief financial officer as to KSB's shareholders' equity, loans, deposits, and allowance for loan losses and written assurance of KSB's independent accountants under, or consistent with the standards of, SAS 71 to the effect that the accountants are not aware that the financial statements of KSB as of the most recent month end preceding the Effective Time by at least 28 days (the "SAS 71 Date") from which shareholders' equity is determined for purposes of Section 7(o) require any material modifications in order to comply with GAAP. WABC shall be permitted reasonable review and inquiry with respect to the calculation of shareholders' equity and the supporting certificate and accountant's assurance.

            (g) COMPENSATION. KSB shall not make or approve any increase in the compensation payable or to become payable by KSB to any of its directors, officers, employees or agents with annual salaries in excess of $40,000 at the date hereof (including but not limited to compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement), nor shall any bonus payment or any agreement or commitment to make a bonus payment be made, nor shall any stock option, warrant or other right to acquire capital stock be granted, or employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement be entered into by KSB with any such directors, officers, employees or agents unless WABC has given its prior written consent, which shall not be unreasonably withheld. Nothing herein shall prevent the payment to employees of KSB (with salaries of $40,000 or less at the date hereof) of regular salary increases, consistent with past practices in connection with regular salary reviews, as heretofore disclosed to WABC. Without the prior consent of WABC, which WABC shall not unreasonably withhold, KSB shall not hire any new employee.

            (h) CONDUCT OF BUSINESS IN THE ORDINARY COURSE. Prior to the Effective Time:

                (i) KSB shall conduct its business in the ordinary course as heretofore conducted. For purposes of this Agreement, the "Ordinary Course of Business" shall consist of the banking and related businesses as presently conducted by KSB and permitted under the Federal Deposit

        Insurance Act (the "FDI Act") and other applicable laws. Unless WABC has given its previous written consent to any act or omission to the contrary, KSB shall, through the Effective Date, cause its officers to:

                     (A) use their best efforts to preserve its business and
               business organizations intact;

                     (B) use their best efforts to preserve the goodwill of
               customers and others having business relations with KSB and take no action that would impair the benefit to WABC of the goodwill of KSB or the other benefits of the Merger;

                     (C) consult with WABC as to the making of any decisions or the taking of any actions in matters other than in the Ordinary Course of Business;

                     (D) maintain its properties in customary repair, working
               order and condition (reasonable wear and tear excepted);

                     (E) comply with all laws, regulations and decrees
               applicable to the conduct of its respective business;

                     (F) keep in force at not less than its present limits all
               policies of insurance (including deposit insurance of the FDIC) to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

                     (G) use its best efforts, subject to Section 3.2(g), to
               keep available to WABC the services of its present officers and employees (it being understood that KSB shall have the right to terminate the employment of any officer or employee in accordance with its established employment procedures);

                     (H) comply with all orders, agreements and memoranda of
               understanding made by or with the FRB, the Federal Reserve Bank of San Francisco (the "FRBSF"), the FDIC, the DFI or any other regulatory authority of competent jurisdiction, and promptly (and in any event within two business days) forward to WABC all communications received from or sent by KSB to any such authority that are not prohibited by such authority from being so disclosed and inform WABC of any material restrictions imposed by any governmental authority on the business of KSB;

                     (I) file in a timely manner (taking into account any
               extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

                     (J) conduct a Phase I environmental audit prior to
               foreclosure on any property and provide the results of such audit to and consult with WABC regarding the significance of the audit prior to the foreclosure on any such property;

                     (K) not sell, lease, pledge, assign, encumber or otherwise dispose of any of its respective assets except in the Ordinary Course of Business, for adequate value, without recourse and consistent with its customary practice;

                     (L) with respect to any extension of credit in excess of
               $10,000, not waive or release any right or collateral or cancel or compromise any debt or claim, except in the Ordinary Course of Business;

                     (M) not make, renegotiate, renew, increase, extend or
               purchase any loans, advances or loan commitments, in each case to any of its respective officers, directors or any affiliated or related persons of such directors or officers except in the Ordinary Course of Business consistent with established loan procedures and in compliance with FRB Regulation O and the California Banking Law;

                     (N) not take any action to create, relocate or terminate
               the operations of any banking office or branch, or to form any new subsidiary or affiliated entity;

                     (O) not settle or otherwise take any action to release or
               reduce any of its respective rights with respect to any litigation involving a claim of more than $10,000 in which it is a party; and

                     (P) consult with WABC on problem loan workout strategies,
               and obtain WABC's concurrence on any loan loss in excess of $25,000 or any writedown of other real estate owned; provided that WABC's consent shall be deemed given unless it objects and states the basis of its objection in writing, or verbally with prompt written confirmation, within five business days after receipt of written notice directed to authorized WABC personnel, together with sufficient supporting information to allow WABC to make an informed judgment, and WABC shall not unreasonably withhold consent; provided, further, that any consent given by WABC shall be binding only is given by authorized WABC personnel identified on a list signed by WABC's President;

                (ii) KSB shall not, without first having obtained the written consent of WABC, cause the officers of KSB to:

                     (A) commit to any loan or extension of credit in excess of
               $100,000, provided that WABC's consent shall be deemed given unless it objects and states the basis of its objection in writing, or verbally with prompt written confirmation, within two business days after receipt of written notice directed to authorized WABC personnel, together with sufficient supporting information to allow WABC to make an informed judgment, and WABC shall not unreasonably withhold its consent; provided, further, that any consent given by WABC shall be binding only if given by authorized WABC personnel identified on a list signed by WABC's President;

                     (B) purchase any investment security with a maturity in
               excess of one year, or sell any investment security in which a gain is recognized;

                     (C) issue any certificate of deposit with a rate of
               interest in excess of the rate paid on similar accounts of comparable maturity by Westamerica plus 15 basis points, provided that WABC shall not withhold its consent to a request for an exception to this restriction if the request is based on a reasonable business purpose consistent with existing operations of KSB;

                     (D) commit to any new capital commitments or expenditures
               in excess of $25,000 in the aggregate;

                     (E) commit to any new contract or extend any existing
               contract (including, but not limited to, data processing or servicing but excluding agreements to extend credit) that would obligate KSB for an aggregate amount over time in excess of $25,000;

                     (F) accelerate the vesting of pension or other benefits
               except as contractually obligated as of the date hereof; or

                     (G) acquire, own, possess or have a collateral or
               contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment.

               (i) PRESS RELEASES. KSB shall not issue any press release or written statement for general circulation relating to this Agreement or the Merger unless previously provided to WABC for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with WABC in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Merger; provided that KSB may, without the consent of WABC, make any disclosure with regard to this Agreement or the Merger that it determines is required under any applicable law or regulation.

               (j) NO MERGER OR SOLICITATION.

                   (i) Subject to the continuing fiduciary duty of the Board of Directors of KSB to the shareholders of KSB, prior to the Effective Time, KSB shall not effect or agree to effect any Business Combination, acquire or agree to acquire any of its own capital stock or the capital stock (except in a fiduciary capacity) or assets (except in the Ordinary Course of Business or except pursuant to its Simplified Employee Pension plan as consistent with past practice) of any other entity, or commence any proceedings for winding up and dissolution affecting either of them.

                   (ii) Subject to the continuing fiduciary duty of the Board of Directors of KSB to the shareholders of KSB, prior to the Effective Date, neither KSB nor any officer, director or affiliate of KSB, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by KSB shall (A) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business Combination; or (B) disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group, other than federal or state bank or security regulatory authorities, or, consultants, advisors, or agents of KSB who need to know such information and who are subject to comparable confidentiality provisions, concerning the business and properties of KSB or afford any such party access to the properties, books or records of KSB or otherwise assist or encourage any such party in connection with the foregoing, or (C) furnish or cause to be furnished any information concerning the business, financial condition, operations, properties or prospects of KSB to another person having any actual or prospective role with respect to any such transaction.

                   (iii) KSB shall notify WABC immediately of the details of any indication of interest of any person, corporation, firm, association or group to acquire by any means a controlling interest in KSB or engage in any Business Combination with KSB.

                   (iv) In the event the Board of Directors of KSB receives a bona fide offer for a Business Combination of KSB with another entity, and reasonably determines, upon advice of counsel, that as a result of such offer, any duty to act or to refrain from doing any act pursuant to this Agreement is inconsistent with the continuing fiduciary duties of said Board of Directors to the shareholders of KSB, such failure to act or refrain from doing any act shall not constitute the failure of any condition, breach of any covenant or otherwise constitute any breach of this Agreement, provided, however, that any such failure to act or refrain from doing any act shall entitle WABC to terminate this Agreement pursuant to Section 12(b); and provided further, that the obligations and liabilities of KSB set forth in Section 12(e) hereof shall continue in full force and effect.

            (k) EMPLOYEE BENEFIT PLANS. KSB agrees that any of its employee benefit plans shall, at the request of WABC, be terminated, frozen, modified or merged into the corresponding employee benefit plan of WABC immediately before, on or after the Effective Date, as determined by WABC in its sole discretion and to the extent permitted by such plan without violating the rights of employees.

            (l) CHANGES IN CAPITAL STOCK. At or after the date hereof and at or prior to the Effective Time, except with the prior written consent of WABC, KSB shall not amend its Articles of Incorporation or Bylaws; make any change in its authorized, issued or outstanding capital stock or any other equity security; issue, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem or otherwise acquire, any of its stock or other equity securities or enter into any agreement, call or commitment of any character so to do; grant, issue, or accelerate of the vesting of any stock option relating to, right to acquire, or security convertible into, shares of its capital stock or other equity security; purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity) any shares of, or any security convertible into, its capital stock or other equity security, or agree to do any of the foregoing, except that nothing herein shall prohibit the issuance of shares pursuant to the Option Plan with respect to options outstanding at the date of this Agreement (except as limited in Section 2.6).

            (m) DIVIDENDS. KSB shall not declare, set aside, or pay any dividend or other distribution in respect of its common stock (including, without limitation, any stock dividend or distribution).

            (n) ACCOUNTING METHODS. KSB shall not change its methods of accounting in effect at December 31, 2000, except as required by changes in GAAP as concurred in by its independent auditors or as required by this Agreement.

            (o) AFFILIATES. At least 40 days prior to the Effective Date, KSB shall deliver to WABC a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of KSB, "affiliates" of KSB for purposes of Rule 145 under the 1933 Act. KSB shall use all commercially reasonable efforts to cause each person named in the letter delivered by it to deliver to WABC prior to the Effective Date, a written "affiliates" agreement, in substantially the form attached hereto as Exhibit C, providing that such person shall dispose of the WABC Common Stock to be received by such person in the Merger only in accordance with applicable law.

            (p) ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of KSB, the proper officers and directors of each party to this Agreement shall take all such necessary or appropriate action.

            (q) ACCESS TO PROPERTIES, BOOKS AND RECORDS; CONFIDENTIALITY. Prior to the Effective Time, KSB shall give WABC and its counsel and accountants full access, during normal business hours and upon reasonable request, to all of its properties, books, contracts, commitments and records including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings, tax settlement letters, material contracts or commitments, regulatory examinations and correspondence and shall allow WABC to make copies of such materials (to the extent not legally prohibited) and shall furnish WABC with all such information concerning its affairs as WABC may reasonably request. KSB shall also use its best efforts to cause Moss Adams to make available to WABC, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, Moss Adams's work papers and documentation relating to its audits of the books and records of KSB.

            (r) NONCOMPETITION AGREEMENTS. KSB shall use its best efforts to have each director of KSB execute a noncompetition agreement substantially in the form attached hereto as Exhibit D.

            (s) CLASSIFICATIONS AND LITIGATION DEVELOPMENTS. KSB agrees to promptly (and in any event within two business days) advise WABC in writing of the classification of any loan as substandard, doubtful or loss, the filing or threatened filing of any and all legal actions or other proceedings or investigations which if determined adversely to KSB are likely to have a material adverse effect on its business, financial condition or, results of operations of KSB taken as a whole, compliance with its obligations under this Agreement or the satisfaction of any condition to closing under this Agreement, and any significant developments arising in connection with said actions, proceedings or investigations.

            (t) ACCOUNTING ADJUSTMENT BEFORE CLOSING. KSB agrees to make such accounting adjustments as WABC shall reasonably request immediately before Closing to conform KSB's accounting to WABC's accounting and methodology for determining its allowance for loan losses, provided any such adjustment shall have no effect on the consideration paid to KSB shareholders with respect to the Merger.

        3.3 COVENANTS OF THE PARTIES.

            (a) INFORMATION AND CONFIDENTIALITY. Each party shall use its best efforts to cause its officers, directors, employees, auditors, agents, and attorneys to cooperate with the other in the reasonable requests for information by the other parties hereto. Each party shall treat as confidential all such information in the same manner as each party treats similar confidential information of its own, and if this Agreement is terminated, each party shall continue to treat all such information as confidential and to cause its employees to keep all such information confidential and shall return such documents theretofore delivered by any other party as such other party shall request, and shall use such information, or cause it to be used, solely for the purposes of evaluating and completing the transactions contemplated hereby; provided that each party may disclose any such information to the extent required by federal or state securities laws or otherwise required by any governmental agency or authority, or by GAAP. The foregoing confidentiality obligations shall not apply in respect of any information publicly available or to any information previously known to the party in question, the use of which is not otherwise restricted.

            (b) ASSET REVIEW.

                (i) KSB shall continue to engage its internal asset review examiners to identify potential losses with respect to loans and other assets. KSB shall have reviewed all nonperforming assets and other classified or criticized assets as of a date within three months preceding the Effective Date. KSB shall promptly provide a copy of reports of such reviews to WABC. All assets of KSB may be reviewed by WABC as part of its ongoing due diligence and WABC may provide a report thereon to KSB setting forth WABC's grading or other assessment thereof (including accounting treatment and loss recognition).

                (ii) KSB may accept and implement WABC's grading or other assessments (including accounting treatment and loss recognition) concerning loans or OREO. In case of any dispute between WABC and KSB with respect to classification or grading of loans, the amount of reserve appropriate for a classified loan or the adequacy of KSB's allowance for loan losses in accordance with the terms of this Agreement, WABC and KSB shall use their best efforts to resolve such dispute. If they do not resolve the dispute, KSB and WABC shall refer the matter for resolution by a mutually agreed third party experienced in reviewing loans and loan portfolios (the "Independent Loan Reviewer").

                (iii) The Independent Loan Reviewer shall immediately review and/or appraise said loan(s) or OREO utilizing GAAP, applicable regulatory accounting principles ("RAP") and related standards as enforced by the FRB. If the Independent Loan Reviewer believes it necessary to retain an independent appraiser, WABC and KSB shall mutually agree on a qualified third party experienced in appraising properties of the kind in question (the "Independent Appraiser").

                (iv) KSB agrees to recognize on its books and records all additional loan provisions and loan losses and record all OREO at their net realizable value (and record related OREO expenses) based on the review/appraisal by the Independent Loan Reviewer or Independent Appraiser no later than the last day of month in which the determination is made. With respect to any OREO, based on all known information available from time to time, if it appears that KSB's then current independent appraisals may not be accurate or upon request of and at the expense of WABC, KSB shall immediately obtain updated independent appraisals by an Independent Appraiser and provide copies of all such appraisals to WABC. Any new or additional write-downs or OREO expenses shall be recorded immediately upon receiving any updated independent appraisal. WABC and KSB agree to accept the views of the Independent Loan Reviewer and Independent Appraiser with respect to loan grades, loan provisions, collateral and OREO values and related matters under this section. When this method results in a determination that a loan or asset should have a reserve amount or an additional reserve amount associated with it, the reserve shall be created by an addition to the allowance for loan losses and not by a reallocation of amounts in the existing allowance. The parties agree that adjustments made under this section shall be deemed consistent with GAAP.

                (v) WABC has conducted a review of certain of KSB's loans, and WABC and KSB have reached a compromise on appropriate grades and reserves with respect to those loans on a separate schedule. Notwithstanding clauses (i) to (iv) above, the grading of and reserve for those loans shall not be changed or subject to review by the Independent Loan Reviewer in the absence of a material change in the payment performance or prospects for continued payment of such loans. If any such material change occurs, those loans shall be subject to review in the same manner as all other loans.

                (vi) Except as provided otherwise above, KSB and WABC shall each pay one half of all fees and expenses of the Independent Loan Reviewer and any Independent Appraiser.

4.      REPRESENTATIONS AND WARRANTIES OF KSB.

        KSB represents and warrants to WABC that, except as otherwise set forth in a Disclosure Schedule (the "Disclosure Schedule") delivered by KSB to WABC at the time this Agreement is signed:

            (a) CORPORATE STATUS AND POWER TO ENTER INTO AGREEMENTS. KSB (i) is a California banking corporation duly incorporated, validly existing and in good standing under the laws of the State of California, (ii) subject to the approval of this Agreement and the transactions contemplated hereby by the shareholders of KSB, the FRB and the DFI, has all necessary corporate power to enter into this Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, and (iii) is in full compliance with any agreements, understandings or orders of the FDIC and the DFI or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of KSB nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California. KSB's deposits are insured by the FDIC in the manner and to the full extent provided by law.

            (b) ARTICLES, BYLAWS, BOOKS AND RECORDS. The copies of the Articles of Incorporation and Bylaws of KSB which shall be delivered to WABC promptly after the date hereof are complete and accurate copies thereof as in effect on the date hereof. The minute books of KSB which shall be made available to WABC contain a complete and accurate record of all meetings of the Boards of Director (and committees thereof) and shareholders. The corporate books and records (including financial statements) of KSB fairly reflect the material transactions to which KSB is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained. The Articles of Incorporation and Bylaws of KSB and all amendments thereto have been duly approved by all requisite corporate action and by the appropriate regulatory authority to the extent required by law.

            (c) COMPLIANCE WITH LAWS, REGULATIONS AND DECREES. KSB (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) has complied with, and is not in default of, any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be so filed, (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities which are necessary to the business and operations of it as now being conducted, (v) has not received notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (A) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (B) threatening to revoke any licenses, franchise, permit or governmental authorization.

            (d) CAPITALIZATION. The authorized common stock of KSB consists of 3,200,000 shares of common stock, no par value, of which 1,427,507 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Said stock has been issued in compliance with all applicable securities laws. No other equity securities of KSB have been issued or are outstanding. There are currently outstanding options to purchase 63,130 shares of KSB common stock issued pursuant to the Option Plan. Of such options, 56,000 have an exercise price below $10.86, and the weighted average exercise price of such options is $6.08 per share. Said options were granted and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate KSB to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any KSB common stock or any other equity security of KSB, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of KSB common stock or any other equity security of KSB.

            (e) EQUITY INTERESTS. KSB does not own, directly or indirectly, any equity interest in any bank, corporation, or other entity.

            (f) FINANCIAL STATEMENTS, REGULATORY REPORTS. No financial statement or other document provided or to be provided to WABC as required by Section 3.2(f) hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date included with such financial statements or other documents provided or to be provide to WABC shall be deemed to modify information supplied to WABC as of any earlier date. KSB has filed all material documents and reports relating to KSB required to be filed with the FDIC, the DFI, or any other governmental authority having jurisdiction over its business or any of its assets or properties. All such reports conform in all material respects with the requirements promulgated by such regulatory agencies. All compliance or corrective action relating to KSB required by governmental authorities and regulatory agencies having jurisdiction over KSB have been taken. KSB is not subject to any order, agreement or written directive with any regulatory authority with respect to its assets or business except for matters of general application. KSB has paid all assessments made or imposed by any governmental agency. KSB shall deliver to WABC copies of all annual management letters and opinions, and shall make available to WABC for inspection all reviews, correspondence and other documents in the files of KSB prepared by Moss Adams or any other certified public accountant engaged by KSB and delivered to KSB since January 1, 1999. The consolidated financial records of KSB have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with GAAP, or applicable RAP, at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by KSB in the operation of its business to generate and retrieve financial records are adequate for the current needs of KSB.

            (g) TAX RETURNS.

                (i) KSB has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by it, and each such return, report or other information was, when filed, complete and accurate in all material respects. KSB has paid all taxes, fees and other governmental charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed in the Disclosure Schedule. KSB has not been requested to give or has given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against KSB for any alleged deficiency in the payment of any taxes, and KSB does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of Article XIII. A of the California Constitution, of any real property owned in whole or in part by KSB or to the best of KSB's knowledge, of any real property leased by KSB.

                (ii) KSB has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where KSB was not the common parent of the group. KSB is not or has not been a party to any tax allocation agreement or arrangement pursuant to which it has any contingent, successor, or outstanding liability for the taxes of anyone other than KSB. KSB is not required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by KSB. KSB has not filed a consent pursuant to Section 341 of the Code or agreed to have Section 341(f)(2) of the Code apply.

                (iii) KSB has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for Tax-free treatment under section 355 of the Code (x) in two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

                (iv) KSB shall deliver to WABC copies of all its and its subsidiaries' tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 2001 (when available), 2000, 1999, 1998 and 1997.

            (h) MATERIAL ADVERSE CHANGE. Since September 30, 2001, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations, financial condition or prospects of KSB as a whole (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of KSB that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities, operations or prospects of KSB, taken as a whole, except in the Ordinary Course of Business; (v) no disposition by KSB of one or more assets that, individually or in the aggregate, are material to it, except sales of assets in the Ordinary Course of Business.

            (i) NO UNDISCLOSED LIABILITIES. Except for items for which reserves have been established in the unaudited consolidated balance sheets of KSB as of September 30, 2001, KSB has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No agreement pursuant to which any loans or other assets have been or will be sold by KSB entitle the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the seller, to cause KSB to repurchase such loan or other asset or the buyer to pursue any other form of recourse against KSB. KSB has not knowingly made and shall not make any representations or covenants in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. No cash, stock or other dividend or any other distribution with respect to the stock of KSB has been declared, set aside or paid, nor have any shares of the stock of KSB been purchased, redeemed or otherwise acquired, directly or indirectly, by KSB since September 30, 2001.

            (j) PROPERTIES AND LEASES.

                (i) KSB has good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title to all other property and assets, tangible and intangible, reflected in the KSB consolidated balance sheet as of September 30, 2001 (except property held as lessee under leases disclosed in the Disclosure Schedule and except personal property sold or otherwise disposed of since September 30, 2001 in the Ordinary Course of Business), except (a) liens for taxes or assessments not delinquent, (b) liens, encumbrances and imperfections of title not created or suffered to be created by KSB nor actually known to KSB; (c) such other liens and encumbrances and imperfections of title as do not materially and adversely affect the value of such property as reflected in the KSB consolidated balance sheet as of September 30, 2001, or as currently shown on the books and records of KSB and which do not interfere with or impair the present and continued use, or (d) exceptions disclosed in title reports and preliminary title reports, copies of which shall be provided to WABC. To the actual knowledge of KSB, all tangible properties of KSB conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of KSB are in a good state of maintenance and repair, normal wear and tear excepted, and are adequate for the current business of KSB. No properties of KSB, are the subject of any pending or, to KSB's actual knowledge, threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance; nor, to KSB's actual knowledge, are any properties in which KSB holds a collateral or contingent interest or purchase option subject to any such pending or threatened investigation, claim or proceeding.. To KSB's actual knowledge, KSB does not own, possesses or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any asset not owned or leased by KSB, KSB has not controlled, directed or participated in the operation or management of any such asset or any facilities or enterprise conducted thereon in such a manner as to cause KSB to be deemed by a court of competent jurisdiction to be an owner or operator of such asset under applicable environmental laws.

                (ii) All properties held by KSB under leases are held under valid, binding and enforceable leases (subject to applicable bankruptcy, insolvency and civil laws affecting creditors' rights generally, and subject, as to enforceability, to equitable principles of general applicability), with such exceptions as are not material and do not interfere with the conduct of the business of KSB, and KSB enjoy quiet and peaceful possession of such leased property. KSB is not in default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                (iii) Except as disclosed in the Disclosure Schedule, none of KSB's rights and obligations under the leases referred to in Section 4(j)(ii) above require the consent of any other party to the transaction contemplated by this Agreement. Where required, KSB shall use commercially reasonable efforts to obtain, prior to the Effective Date, all consents to the transaction contemplated by this Agreement required to be obtained under such leases.

            (k) MATERIAL CONTRACTS. KSB is not a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to it of more than $25,000 and which is made for a fixed period expiring more than one year from the date hereof, and KSB is not a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof.

Each of the contracts and agreements disclosed in the Disclosure Schedule pursuant to this Section 4(k) is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto. No power of attorney or similar authorization given directly or indirectly by KSB is currently outstanding.

            (l) CLASSIFIED LOANS. There are no loans presently owned by KSB that have been classified by any bank examiner, outside loan reviewer, accountant or management as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories with similar import and all loans or portions thereof classified "Loss" have been charged off. Notwithstanding the above, KSB shall not be under any obligation to disclose to WABC any such classification by any bank examiner where such disclosure would violate any obligation of confidentiality of KSB imposed by the FDIC, the DFI, or other regulator. KSB regularly reviews and appropriately classifies loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of KSB are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed in the Disclosure Schedule or reserved for in the unaudited consolidated balance sheet of KSB as of September 30, 2001, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. KSB has no extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of KSB.

            (m) RESTRICTIONS ON INVESTMENTS. Except for pledges to secure public and trust deposits and repurchase agreements in the Ordinary Course of Business, none of the investments reflected in the KSB consolidated balance sheet as of September 30, 2001, and none of the investments made by KSB since September 30, 2001, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of KSB freely to dispose of such investment at any time.

            (n) EMPLOYMENT CONTRACTS AND BENEFITS.

                (i) KSB shall deliver to WABC in the Disclosure Schedule an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefits, disability and other fringe benefit plans, trust agreements, arrangements and commitments of KSB (including but not limited to such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible), if any, together with copies of all such plans, agreements, arrangements and commitments that are documented, any and all contracts of employment and has made available to WABC any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such plans and contracts. There are no agreements or understandings, either written or oral, between KSB and any person which would result in the payment of any consideration as a result of any of the transactions contemplated by this Agreement other than as disclosed in the Disclosure Schedule.

                (ii) Except as set forth in the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not: (i) entitle any current or former KSB Employee to severance pay, unemployment compensation or any similar payment; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, or in respect of, any current or former KSB Employee; (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of IRC section 280G(b); or (iv) constitute or involve a prohibited transaction (as defined in ERISA section 406 or IRC section 4975), constitute or involve a breach of fiduciary responsibility within the meaning of ERISA section 502(l) or otherwise violate Part 4 of Subtitle B of Title I of ERISA.

                (iii) Each such plan listed in the Disclosure Schedule can be amended, terminated or otherwise discontinued after the Effective Date, without material liability to the WABC (other than ordinary administration expenses and severance obligations disclosed in the Disclosure Schedule);

                (iv) With respect to each employee benefit plan (as defined in Section 3(3) of ERISA) which is listed in the Disclosure Schedule and which is subject to the reporting, disclosure and record retention requirements set forth in the IRC and Part 1 of Subtitle B of Title I of ERISA and the regulations thereunder, each of such requirements has been fully met on a timely basis.

                (v) With respect to each employee benefit plan (as defined in Section 3(3) of ERISA) which is listed in the Disclosure Schedule and which is subject to Part 4 of Subtitle B of Title I of ERISA, none of the following now exists or has existed within the six-year period ending on the date hereof:

                      (1) Any act or omission constituting a material violation
                of Section 402 of ERISA;

                      (2) Any act or omission constituting a violation of
                Section 403 of ERISA;

                      (3) Any act or omission by KSB or any of its subsidiaries, or by any director, officer or employee thereof, constituting a violation of Sections 404 and 405 of ERISA;

                      (4) To the knowledge of KSB or any of its subsidiaries,
                any act or omission by any other person constituting a violation of Sections 404 or 405 of ERISA;

                      (5) Any act or omission which constitutes a violation of
                Sections 406 or 407 of ERISA and is not exempted by Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the IRC and is not exempted by Section 4975(d) of the IRC; or

                      (6) Any act or omission constituting a violation of
                Sections 503, 510 or 511 of ERISA.

                (vi) All contributions, premiums or other payments due from KSB and its subsidiaries to (or under) any plan listed in the Disclosure Schedule have been fully paid or adequately provided for on the audited financial statements for the year ended December 31, 2000 and period ended September 30, 2001. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with GAAP consistently applied on a reasonable basis.

                (vii) Each plan listed in the Disclosure Schedule complies with all applicable requirements of (A) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (B) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder.

                (viii) Each plan listed in the Disclosure Schedule complies with all applicable requirements of (A) the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, and the regulations thereunder.

                (ix) KSB shall disclose in the Disclosure Schedule the names of each director, officer and employee of KSB.

                (x) KSB has not, prior to the Effective Date, in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

                (xi) As of the date hereof, KSB and any entity with which KSB could be considered a single employer under 29 U.S.C. section 2101(a)(1) or under any relevant case law, has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, and within the 90-day period immediately following the date hereof, will not incur any such liability or obligation if, during such 90-day period, only terminations of employment in the normal course of operations occur.

            (o) COMPLIANCE WITH ERISA. KSB has not, since its inception, either maintained or contributed to an employee pension benefit plan, as defined in
Section 3(2) of ERISA, including multi-employer plans, other than the KSB Simplified Employee Pension Plan (the "Plan"), a true and accurate copy of which shall be provided to WABC. With respect to the Plan, as of the Effective Time (i) the form of the Plan, to the best of KSB's knowledge, will in all material respects be (and currently is) in compliance with all the applicable requirements of Section 408 of the IRC; (ii) KSB shall not have amended the Plan or administered the Plan in a manner inconsistent with such requirements; (iii) no contributions have exceeded the limitations set forth in
Section 415 of the IRC; (iv) all required and necessary filings with the Internal Revenue Service ("IRS"), Department of Labor and any other governmental agencies with respect to the Plan for all periods ending at or prior to the Effective Time will have been made on a timely basis by KSB and the plan administrator; (v) there shall have been no material violation of Parts 1 and 4 of Subtitle B of Title I of ERISA or of Section 4975 of the IRC; and (vi) there shall have been no action, claim or demand of any kind known to KSB brought or threatened by any potential claimant or representative of such claimant under the Plan or Trust where KSB may be either (A) liable directly on such action, claim or demand, or (B) obligated to indemnify any person, group of persons or entity with respect to such action, claim or demand, unless such action, claim or demand is covered by adequate reserves reflected in KSB's June 30, 2001 financial statements or an insurer of KSB has agreed to defend against and pay the amount of any resulting liability without reservation.

            (p) COLLECTIVE BARGAINING AND EMPLOYMENT AGREEMENTS. Except as provided in this Agreement or as disclosed in the Disclosure Schedule, KSB does not have any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by it without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between KSB and any current or former employees, and to the best of its respective knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

            (q) COMPENSATION OF OFFICERS AND EMPLOYEES. No officer or employee of KSB is receiving aggregate direct remuneration at a rate exceeding $40,000 per annum. The consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from KSB or WABC to any employee of KSB.

            (r) LEGAL ACTIONS AND PROCEEDINGS. Except as disclosed in the Disclosure Schedule, KSB is not a party to, or so far as KSB is aware, threatened with, and to its knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, KSB is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by KSB of any amount in excess of $25,000, unless an insurer of KSB has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by KSB of a monetary amount, which could materially adversely affect KSB or its business or property or the transactions contemplated hereby except as disclosed in the Disclosure Schedule. KSB has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any human relations commission. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of KSB threatened against KSB.

            (s) EXECUTION AND DELIVERY OF THE AGREEMENT.

                (i) The execution and delivery of this Agreement has been duly authorized by the Board of Directors of KSB and, when this Agreement and the Merger have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of KSB common stock at a meeting of shareholders duly called and held, this Agreement and the Merger will be duly and validly authorized by all necessary corporate action on the part of KSB.

                (ii) This Agreement has been duly executed and delivered by KSB and (assuming due execution and delivery by WABC) constitutes the legal and binding obligations of KSB (subject to applicable bankruptcy, insolvency and civil laws affecting creditors' rights generally, and subject, as to enforceability, to equitable principles of general applicability).

                (iii) The execution and delivery by KSB of this Agreement and the consummation of the transactions herein (A) do not violate any provision of the Articles of Incorporation or Bylaws of KSB , any provision of federal or state law or any governmental rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite KSB shareholder approval referred to in Section 4(s)(i) hereof, (3) due registration of the WABC Shares under the 1933 Act, (4) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (5) accuracy of the representations of WABC set forth herein), and (B) do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which KSB is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which KSB is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of KSB.

            (t) RETENTION OF BROKER OR CONSULTANT. No broker, agent, finder, consultant or other party (other than legal, compliance, loan auditors and accounting advisors) has been retained by KSB or is entitled to be paid based upon any agreements, arrangements or understandings made by KSB in connection with any of the transactions contemplated by this Agreement, except that KSB has engaged James H. Avery Company in connection with this Agreement and has provided WABC with a true and complete copy of its engagement agreement with James H. Avery Company.

            (u) INSURANCE. KSB is and continuously since its inception has been, insured with reputable insurers against all risks normally insured against by banks, and all of the insurance policies and bonds maintained by KSB are in full force and effect, neither is in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of KSB, such insurance coverage is adequate for KSB. Since December 31, 1999, there has not been any damage to, destruction of, or loss of any assets of KSB not covered by insurance that could materially and adversely affect the business, financial condition, properties, assets or results of operations of KSB.

            (v) LOAN LOSS ALLOWANCE. The allowance for loan losses in the KSB consolidated balance sheets dated December 31, 2000 and September 30, 2001, each subsequent period end prior to the Effective Date and as of the Effective Date are or will be adequate in all material respects under the requirements of GAAP, and all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries, but in no event will the allowance as of the SAS 71 Date or later be less than $2,400,000 plus any increases required and less any decreases permitted by Section 3.3(b); provided, however, that the allowance may be less than $2,400,000 if it is determined that such lower allowance would be adequate using WABC's methodology. KSB has disclosed in the Disclosure Schedule, and will promptly (and in any event within two business days) inform WABC of the amounts of all OREO, loans, leases, other extensions of credit or commitments, or other interest-bearing assets of KSB that have been classified as of the date hereof or hereafter by any internal bank examiner or any bank regulatory agency as "Other Loans Especially Mentioned", "Substandard", "Doubtful", "Loss", or words of similar import in the case of loans (or that would have been so classified, in the case of other assets, had they been loans). Notwithstanding the above, KSB shall be under no obligation to disclose to WABC any such classification by any bank regulatory agency where such disclosure would violate any obligation of confidentiality of KSB imposed by such bank regulatory agency. KSB has furnished and will continue to furnish to WABC true and accurate information concerning the loan portfolio and other real estate owned ("OREO") of KSB, and no material information with respect to the loan portfolio has been or will be withheld from WABC.

            (w) TRANSACTIONS WITH AFFILIATES. Except as may arise in the Ordinary Course of Business, KSB has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of KSB, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. KSB has not entered into any other transactions with the employees or directors of KSB or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in the Disclosure Schedule. All such transactions have been on terms no less favorable to KSB than those which would prevail in an arm's-length transaction with an independent third party.

            (x) INFORMATION IN WABC REGISTRATION STATEMENT. The information pertaining to KSB which has been or will be furnished to WABC for or on behalf of KSB for inclusion in the WABC Registration Statement, the Prospectus or the Proxy Statement (each as hereinafter defined), or in the applications to be filed to obtain the Government Approvals (the "Applications"), does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify information as of an earlier date. All financial statements of KSB included in the Prospectus and Proxy Statement will present fairly the financial condition and results of operations of KSB at the dates and for the periods covered by such statements in accordance with GAAP consistently applied throughout the periods covered by such statements. KSB shall promptly (and in any event within two business days) advise WABC in writing if prior to the Effective Time KSB shall obtain knowledge of any facts that would make it necessary to amend the WABC Registration Statement, the Proxy Statement or any Application, or to supplement the Prospectus, in order to make the statements therein not misleading or to comply with applicable law.

            (y) ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by KSB, and no statement by KSB in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to WABC; provided, however, that information as of a later date shall automatically modify information as of an earlier date.

            (z) NO BROKERED DEPOSITS. KSB does not now have and shall not accept prior to or have on the Effective Date any "brokered deposits" as such deposits are defined by the FDIC.

5.      REPRESENTATIONS AND WARRANTIES OF WABC AND WESTAMERICA.

        WABC and Westamerica represent and warrant to KSB that:

            (a) CORPORATE STATUS AND POWER TO ENTER INTO AGREEMENT. WABC (i) is a corporation duly incorporated, validly existing and in good standing under California law and is a registered bank holding company under the Bank Holding Company Act, (ii) subject to the approval of this Agreement and the transactions contemplated hereby by the FRB, has all necessary corporate power to enter into this Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it. Westamerica holds a currently valid license issued by the DFI to engage in the commercial banking business in California at the offices in which such business is conducted. Neither WABC nor any of its subsidiaries is subject to any order of the FRB, the FDIC, the DFI or any other regulatory authority having jurisdiction over its or their business or any of its or their assets or properties. Neither the scope of the business of WABC or Westamerica nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California. WABC is the sole shareholder of Westamerica. Westamerica is a member of the Federal Reserve System. Westamerica's deposits are insured by the FDIC in the manner and to the full extent provided by law.

            (b) CORPORATE STATUS AND POWER OF WABC AND WESTAMERICA. Prior to and as of the Effective Time, WABC and Westamerica will be corporations duly incorporated, validly existing and in good standing under the laws of the State of California and will have the corporate power to enter into the Merger Agreement and to carry out all of the terms and provisions thereof to be carried out by each of them.

            (c) ARTICLES, BYLAWS, BOOKS AND RECORDS. The copies of the Articles of Incorporation and Bylaws of WABC to be delivered to KSB are complete and accurate copies thereof as in effect on the date hereof. The corporate books and records (including financial statements) of WABC fairly reflect the material transactions to which WABC or any of its subsidiaries is a party or by which any of their properties are subject or bound, and such books and records have been properly kept and maintained. The Articles of Incorporation and Bylaws of WABC and all amendments thereto have been duly approved by all requisite corporate action and said Articles of Incorporation and all amendments thereto have been duly filed with the California Secretary of State.

            (d) COMPLIANCE WITH LAWS, REGULATIONS AND DECREES. WABC and each of its subsidiaries (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) has complied with, and is not in default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of its subsidiary commercial banks, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of WABC or its subsidiaries, taken as a whole, or is not likely to otherwise have a material adverse effect on WABC and its subsidiaries taken as a whole, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be so filed, (iv) has all material approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities which are necessary in all material respects to the respective businesses and operations of WABC and its subsidiaries as they are now being conducted, and (v) has received no notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (A) asserting that WABC or its subsidiaries are not in material compliance with any of the statutes, regulations or ordinances which such governmental or regulatory authority enforces, or (B) threatening to revoke any material licenses, franchise, permit or governmental authorization of WABC or its subsidiaries.

            (e) FINANCIAL STATEMENTS. No financial statement or other document provided or to be provided to KSB as required by Section 3.1(d) hereof, as of the date of such document, contained, or as to documents delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date. Since 1999, WABC has filed all material documents and reports relating to WABC or its subsidiaries required to be filed by it with the FDIC, the FRB, the DFI or any other governmental authority having jurisdiction over its business or any of its assets or properties. All such reports conform in all material respects with the requirements promulgated by such regulatory agencies. All compliance or corrective action relating to WABC or its subsidiaries required by governmental authorities and regulatory agencies having jurisdiction over WABC or its subsidiaries has been taken. WABC and its subsidiaries have received no notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (A) asserting that WABC or any of its subsidiaries are not in material compliance with any of the statutes, regulations or ordinances which such governmental or regulatory authority enforces, or (B) threatening to revoke any license, franchise, permit or governmental authorization of WABC or any of its subsidiaries. Neither WABC nor any of its subsidiaries is subject to any order, agreement, or written directive with any regulatory authority with respect to its assets or business except for matters of general application. WABC and its subsidiaries have paid all assessments made or imposed by any governmental agency. The financial records of WABC have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with GAAP at the time in effect.

            (f) MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition, results of operation or assets of WABC or its subsidiaries from the financial condition, results of operation or assets indicated in the financial statements of WABC at September 30, 2001.

            (g) EXECUTION AND DELIVERY OF THE AGREEMENT.

                (i) The execution and delivery of this Agreement has been duly and validly authorized by the Boards of Directors of WABC and Westamerica and this Agreement will be duly and validly authorized by all necessary corporate action on the part of WABC and Westamerica.

                (ii) This Agreement has been duly executed and delivered by WABC and Westamerica and (assuming due execution and delivery by KSB) constitutes a legal and binding obligation of WABC and Westamerica (subject to applicable bankruptcy, insolvency and civil laws affecting creditors' rights generally, and subject, as to enforceability, to equitable principles of general applicability).

                (iii) The execution and delivery by WABC and Westamerica of this Agreement and the consummation of the transactions herein contemplated
        (A) do not and will not violate any provision of the Articles of Incorporation or Bylaws of WABC or Westamerica, any provision of federal or state law or any governmental rule or regulation (assuming (1) receipt of the Government Approvals, (2) due registration of the WABC Shares under the 1933 Act, (3) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (4) accuracy of the representations of KSB set forth herein, and (B) do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which WABC or Westamerica is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which WABC or Westamerica is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of WABC and Westamerica.

            (h) INFORMATION IN WABC REGISTRATION STATEMENT. The information pertaining to WABC and each of its subsidiaries which will appear in the WABC Registration Statement, the Prospectus or the Proxy Statement, in the form filed with the Commission, or in the Applications, will contain no untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the information as of a later date shall be deemed to modify information as of an earlier date. All financial statements of WABC included in the Prospectus or the Proxy Statement will present fairly the consolidated financial condition and results of operations of WABC and its consolidated subsidiaries at the dates and for the periods covered by such statements in accordance with GAAP consistently applied throughout the periods covered by such statements. WABC shall promptly (and in any event within two business days) advise KSB in writing if prior to the Effective Time WABC shall obtain knowledge of any facts that would make it necessary to amend the WABC Registration Statement, the Proxy Statement or any Application, or to supplement the Prospectus, in order to make the statements therein not misleading or to comply with applicable law.

            (i) ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by WABC or Westamerica and no statement by WABC or Westamerica in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement or the Merger Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to KSB; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

            (j) EMPLOYEE BENEFITS.

                (i) WABC shall deliver upon request to KSB an accurate list setting forth all profit sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, group insurance, death benefits, disability and other fringe benefit plans, trust agreements, arrangements and commitments of WABC, if any, together with copies of plans that are documented.

                (ii) Each employee benefit plan (as defined in Sections 3(3) of ERISA) which is listed in subsection (j)(i) is in material compliance with the requirements of ERISA.

            (k) LEGAL ACTIONS AND PROCEEDINGS. Except as disclosed to KSB in writing, neither WABC nor any of its subsidiaries is a party to, nor so far as any of them is aware, threatened with, and to WABC's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and neither WABC nor any of its subsidiaries is subject to any potential adverse claim, the outcome of which could involve the payment by WABC or its subsidiaries of any amount in excess of $5,000,000 individually or in the aggregate, unless an insurer of WABC has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by WABC or any of its subsidiaries of a monetary amount, which could materially adversely affect WABC or its business or property or the transactions contemplated hereby. Neither WABC nor any of its subsidiaries has any knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals board, or any human relations commission. There is no labor dispute, strike, slowdown or stoppage pending or, to the best of the knowledge of WABC, threatened against WABC or any of its subsidiaries.

            (l) SECURITIES LAW FILINGS. WABC has filed and will file all documents required to be filed by it under the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940 and the Trust Indentures Act of 1939, all as amended, and that as of their respective dates, none of these documents contained as of the date of the Agreement or will contain any untrue statement of material fact or omitted or will omit to state material any fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made or will be made not misleading.

            (m) TAXES. WABC has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, and each such return, report or other information was, when filed, complete and accurate in all material respects. WABC has paid all taxes, fees and other governmental charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith. WABC has not been requested to give and has not given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against WABC for any alleged deficiency in the payment of any taxes, and WABC does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes.

6.      SECURITIES ACT OF 1933.

            (a) PREPARATION AND FILING OF REGISTRATION STATEMENT. WABC shall promptly prepare and file with the Commission (i) a registration statement on the appropriate form (the "WABC Registration Statement") under and pursuant to the provisions of the 1933 Act for the purpose of registering the WABC Shares and, (ii) shall prepare and file, as soon as practicable, one or more registration statements or amendments to existing registration statements under the 1933 Act for the purpose of registering the maximum number of shares of common stock of WABC to which the option holders of KSB may be entitled pursuant to Section 2.6 above at or after the Effective Date. WABC and KSB shall promptly prepare the Proxy Statement for the purpose of submitting this Agreement and the Merger to the shareholders of KSB for approval. KSB shall cooperate in all reasonable respects with regard to the preparation of the Proxy Statement. The Proxy Statement in definitive form is expected to serve as the prospectus (the "Prospectus") to be included in the WABC Registration Statement. WABC and KSB shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the WABC

Registration Statement, the Prospectus or the Proxy Statement, and shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the WABC Registration Statement, the Prospectus and the Proxy Statement.

            (b) EFFECTIVENESS OF REGISTRATION STATEMENT. WABC and KSB shall use their best efforts to have the WABC Registration Statement and any amendments or supplements thereto declared effective by the Commission under the 1933 Act as soon as practicable, and thereafter KSB shall distribute at its cost the Proxy Statement to holders of its common stock in accordance with applicable laws and its Articles of Incorporation and Bylaws. KSB shall not mail or otherwise furnish the Proxy Statement to its shareholders unless and until WABC shall have received a written assurance from Moss Adams dated no more than two business days prior to the effective date of the WABC Registration Statement as provided in Section 3.2(f)(iv) of this Agreement.

            (c) SALES AND RESALES OF COMMON STOCK. WABC shall not be required to maintain the effectiveness of the WABC Registration Statement for the purpose of sale or resale of the WABC Shares by any person.

            (d) RULE 145. Securities representing WABC Shares issued to affiliates of KSB (as determined by counsel to WABC) under Rule 145 of the rules and regulations under the 1933 Act pursuant to the Merger Agreement may be subject to stop transfer orders and may bear a restrictive legend in substantially the following form:

            The security represented by this instrument has been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the 1933 Act applies. The security represented by this instrument may not be sold, hypothecated, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, hypothecation, transfer or assignment, except (i) pursuant to a then current effective registration under the 1933 Act, or (ii) in a transaction which, in the opinion of counsel satisfactory to the issuer is not required to be registered under the 1933 Act.

Should any opinion of counsel described in clause (ii) of the foregoing legend indicate that the legend and any stop transfer order then in effect with respect to the shares may be removed, WABC will upon request substitute unlegended securities and remove any stop transfer orders.

7.      CONDITIONS TO THE OBLIGATIONS OF WABC.

        The obligations of WABC under this Agreement are, at its option, subject to fulfillment at or prior to the Effective Date of each of the following conditions; provided, however, that any one or more of such conditions, other than those set forth in subsection (h) or (i) below, may be waived by the Board of Directors of WABC at any time at or prior to the Effective Time:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of KSB in Section 4 hereof shall be true and correct in all material respects on the date hereof and as of the Effective Date, with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically relates to a specified date and not contain any material inaccuracies or omissions, the circumstances as to which, either individually or in the aggregate have, or reasonably could be expected to have, a material adverse effect on KSB.

            (b) COMPLIANCE AND PERFORMANCE UNDER AGREEMENT. KSB shall have performed and complied in all material respects with all terms of this Agreement required to be performed or complied with by them at or prior to the Effective Date. Each of the directors of KSB also shall have performed and complied in all material respects with all of the terms and conditions of the undertaking referred to in Section 3.2(a) above. KSB acknowledges that its failure to obtain WABC's prior written approval for any material transaction pursuant to this Agreement and not in the Ordinary Course of Business shall be within the scope of this paragraph.

            (c) MATERIAL ADVERSE CHANGE. No materially adverse change shall have occurred since September 30, 2001, in the business, financial condition, results of operations or prospects of KSB and KSB shall not be a party to or, so far as KSB is aware, threatened with, and to KSB's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if, in the reasonable judgment of WABC, such legal action or proceeding could materially adversely affect KSB, or their business, financial condition, results of operations or prospects taken as a whole. Without limitation, the following shall constitute a materially adverse change: (i) the existence of Significant Liabilities of $925,000 or more or (ii) any material adverse difference between KSB's call report for the period ended December 31, 2001, which has been provided to WABC, and KSB's audited financial statements, including footnotes, for the year ended December 31, 2001, which have not been prepared as of the date of this Agreement, unless such change has been previously disclosed in writing to WABC before the date of this Agreement..

            (d) APPROVAL OF AGREEMENT. This Agreement and the Merger shall have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of KSB common stock at the meeting of shareholders duly called and held after distributing the Proxy Statement to all shareholders entitled to vote at such meeting as required by Section 6 hereof.

            (e) OFFICER'S CERTIFICATE. WABC shall have received a certificate, dated the Effective Date, signed on behalf of KSB by its President and Chief Executive Officer, and Chief Financial Officer to the effect that the conditions in Sections 7(a)-(d) have been satisfied.

            (f) OPINION OF COUNSEL. KSB shall have delivered to WABC such documents as may reasonably be requested by WABC to evidence compliance by KSB with the provisions of this Agreement including an opinion of its counsel in substantially the form attached hereto as Exhibit E.

            (g) ABSENCE OF LEGAL IMPEDIMENT. No legal impediment to the Merger shall have arisen in the reasonable opinion of WABC and no litigation, proceeding or investigation shall be pending or threatened before any court or government agency relating to the transactions contemplated by this Agreement which affords a material basis, in the reasonable opinion of WABC, for a determination that it would be inadvisable or inexpedient to continue to carry out the terms of, or to attempt to consummate the transactions contemplated by, this Agreement.

            (h) EFFECTIVENESS OF REGISTRATION STATEMENT. The WABC Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission. All state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement shall have been received and remain in effect.

            (i) GOVERNMENT APPROVALS. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any Government Approval shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by any of the parties hereto or shall impose any other condition or requirement, which divestiture, cessation, condition or requirement WABC, in its reasonable judgment, shall deem to be materially burdensome (in which case WABC shall promptly notify KSB). For purposes of this Agreement no condition shall be deemed to be "materially burdensome" if such condition does not materially differ from conditions regularly imposed by the FRB or the DFI in orders approving transactions of the type contemplated by this Agreement and compliance with such condition would not (A) require the taking of any action inconsistent with the manner in which WABC or KSB has conducted its business previously, (B) have a material adverse effect upon the business, financial condition or results of operations of WABC or KSB, or (C) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Agreement.

            (j) TAX OPINION OR RULING. WABC and KSB shall have received either a ruling from the IRS under federal income tax law and an equivalent ruling from the California Franchise Tax board, or, to the extent such rulings have not been received on or before the Effective Date, an opinion of WABC's counsel or independent accountants, subject to assumptions and exceptions normally included, in form and substance reasonably satisfactory to WABC and its counsel, substantially to the effect that under federal income tax law and California income and franchise tax law:

                (i) The Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC;

                (ii) WABC and KSB will each be a party to such reorganization within the meaning of Section 368(b) of the IRC;

                (iii) The Merger will not result in any recognized gain or loss to WABC or KSB.

                (iv) Except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of KSB

        Shares who receive WABC Shares in exchange for the KSB Shares which they hold;

                (v) The holding period of WABC Shares exchanged for KSB Shares will include the holding period of the KSB Shares for which it is exchanged, assuming the shares of KSB Shares are capital assets in the hands of the holder thereof at the Effective Date; and

                (vi) The basis of the WABC Shares received in the exchange will be the same as the basis of the KSB Shares for which it was exchanged, less any basis attributable to fractional shares for which cash is received.

The issuance of such opinion shall be conditioned on the receipt of tax representation letters from WABC and KSB, which letters shall be in such form and substance as may reasonably be required by WABC's counsel. Each such tax representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the date of such opinion.

            (k) ACCOUNTANT'S ASSURANCE. WABC shall have received the written assurance from Moss Adams prepared pursuant to the provisions of Section 3.2(f)(iv).

            (l) DISSENTING SHARES. The aggregate number of shares of KSB common stock held by persons who have taken all of the steps required at or prior to the intended closing to perfect their right (if any) to be paid the value of such shares under the GCL ("Dissenting Shares") shall not exceed 9% of the outstanding shares of KSB common stock.

            (m) UNAUDITED FINANCIALS. Not later than five business days prior to the Effective Date, KSB shall have furnished WABC a copy of its most recently prepared unaudited year-to-date consolidated financial statements, including a balance sheet and year-to-date statement of income, each prepared in accordance with GAAP and the requirements of this Agreement. At least ten business days prior to the Effective Date, all attorneys, accountants, investment bankers and other advisors and agents for KSB shall have submitted to KSB (with a copy to WABC) estimates of their fees and expenses for all services rendered in any respect in connection with the transactions contemplated hereby to the extent not already paid, and based on such estimates, KSB shall have prepared and submitted to WABC a summary of such fees and expenses for the transaction which shall be reflected in the foregoing financial statement. At the Effective Time,
(i) such advisors shall have submitted their final bills for such fees and expenses to KSB for services rendered, with a copy to be delivered to WABC, and based on such summary, KSB shall have prepared and submitted to WABC a final calculation of such fees and expenses, (ii) KSB shall have accrued and paid the amount of such fees and expenses as calculated above after WABC has been given an opportunity to review all such bills and calculation of such fees and expenses, and (iii) such advisors shall have released WABC from liability for any fees and expenses.

            (n) RULE 145 UNDERTAKING. No person who is deemed by counsel to WABC to be an affiliate of KSB under Rule 145 of the regulations promulgated by the Commission under the 1933 Act will offer, sell or transfer any WABC Shares to be received pursuant to the Merger, except that each such person may offer, sell or transfer such WABC shares:

                (i) pursuant to a then-current effective registration under the 1933 Act; or

                (ii) in a transaction which, in the opinion of counsel satisfactory to WABC, is not required to be registered under the 1933 Act.

WABC shall have received at least 30 days prior to the Effective Date from each person who, in the opinion of WABC's counsel, might be deemed to be an affiliate of KSB or WABC under Rule 144 or 145, a signed undertaking substantially in the form attached hereto as Exhibit C, that such person will sell or transfer such shares only in compliance with the terms of the preceding paragraph of this
Section 7(n).

            (o) SHAREHOLDERS' EQUITY. Shareholders' Equity of KSB as of the SAS 71 Date shall be not less than $10,161,000. "Shareholders' Equity" for purposes of this Section 7(o) means shareholders' equity determined in accordance with GAAP and as required by this Agreement, but reduced by an amount equal to all of KSB's actual and anticipated merger-related expenses to the extent not previously paid or accrued as contemplated by subsection (m) above.

            (p) LOANS AND NONINTEREST-BEARING DEPOSITS. As of the SAS 71 Date and as of the Effective Time, the outstanding principal balance of all of KSB's Performing Loans shall equal or exceed $52,000,000. For the 30-day period ending on the SAS 71 Date and the 30-day period ending three days before the Effective Date, the average total balance of all noninterest-bearing deposit accounts maintained with KSB shall equal or exceed $13,800,000.

            (q) SIGNIFICANT LIABILITIES KSB's Significant Liabilities shall not exceed $925,000.

            (r) CLOSING DOCUMENTS. WABC shall have received such certificates and other closing documents as counsel for WABC shall reasonably request.

            (s) CONSENTS. KSB shall have received, or WABC shall have satisfied itself that KSB will receive, all consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to KSB, in each case in form and substance reasonably satisfactory to WABC, and no such consent or license or permit shall have been withdrawn or suspended.

            (t) LOSSES IN INVESTMENT AND LOAN PORTFOLIOS. At and as of the Effective Date, losses actually realized by KSB from the sale of securities held in KSB's investment portfolios after September 30, 2001, and prior to the Effective Date shall be reflected in the financial statements of KSB as of the SAS 71 Date. Additionally, the aggregate amount of loans on the books of KSB which are classified by any bank examiner, KSB or WABC or any loan review consultant engaged by KSB or WABC for the purpose of examining loans

(using standard banking practice) as "Loss" shall have been charged off in the financial statements of KSB as of the SAS 71 Date.

            (u) SATISFACTION OF SPENDING OR OTHER COMMITMENTS. There shall have been no failure by KSB to perform the obligations or satisfy the conditions set forth in Sections 2.6, 3.2(d) and 3.2(h)(ii) of this Agreement and the undertakings required from each KSB director pursuant to Section 3.2(a) shall have been delivered within 15 business days after the execution and delivery of this Agreement.

            (v) COMPLIANCE EXAMINATIONS. Prior to the Effective Date, KSB shall have taken all corrective action recommended by or resulting from its most recent compliance examinations and any significant regulatory compliance violations shall have been corrected by KSB prior to the Effective Date.

            (w) OPINION OF LOAN REVIEW EXAMINER. KSB shall use its best efforts to have delivered to WABC an opinion of its loan review examiner, which opinion shall be acceptable to WABC and be to the effect that all loan losses in excess of $25,000 have been identified with respect to loans and related assets on the books of KSB and its subsidiaries. KSB shall also use its best efforts to have said opinion dated as of a date no earlier than four months preceding the Effective Date.

            (x) REGULATORY EXAMINATION. Prior to the Effective Date, KSB shall be in compliance with all requirements arising from its most recent safety and soundness examination.

            (y) NONCOMPETITION AGREEMENTS. Within 15 business days of the execution of this Agreement, WABC shall have received executed noncompetition agreements substantially in the form attached hereto as Exhibit D from each director of KSB.

            (z) RESIGNATION OF DIRECTORS. At least three days prior to Closing, WABC shall have received a letter from each director of KSB tendering his or her resignation from the Board of Directors effective at the Effective Time.

8.      CONDITIONS TO THE OBLIGATIONS OF KSB.

        The obligations of KSB under this Agreement are, at its option, subject to the fulfillment at or prior to the Effective Time of each of the following conditions provided, however, that any one or more of such conditions may be waived by the Board of Directors of KSB at any time at or prior to the Effective
Time:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of WABC and Westamerica in Section 5 hereof shall be true and correct in all material respects on the date hereof and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically related to an earlier date.

            (b) COMPLIANCE AND PERFORMANCE UNDER AGREEMENT. WABC shall have performed and complied in all material respects with all of the terms of this Agreement required to be performed or complied with by them at or prior to the Effective Time.

            (c) MATERIAL ADVERSE CHANGE. No materially adverse change shall have occurred since September 30, 2001, in the business, financial condition, results of operations or properties of WABC and its subsidiaries taken as a whole, and WABC shall not be engaged in, or a party to or so far as WABC is aware, threatened with, and to WABC's knowledge no grounds shall exist for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if, in the reasonable judgment of KSB, such legal action or proceeding could materially adversely affect WABC or its business, financial condition, results of operations or assets.

            (d) OFFICER'S CERTIFICATE. KSB shall have received a certificate, dated the Effective Date, signed on behalf of WABC by its Chief Financial Officer, certifying to the fulfillment of the conditions stated in Sections 8(a)-(c) hereof.

            (e) APPROVAL OF AGREEMENT. This Agreement and the Merger shall have been duly approved by the affirmative vote of a majority of the outstanding shares of KSB common stock at a meeting of shareholders duly called and held.

            (f) OPINION OF COUNSEL. WABC shall have delivered to KSB such documents as may reasonably be requested by KSB to evidence compliance by WABC with the provisions of this Agreement including an opinion of its counsel in substantially the form attached hereto as Exhibit F.

            (g) EFFECTIVENESS OF REGISTRATION STATEMENT. The WABC Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act. No stop order suspending the effectiveness of the WABC Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission. All state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

            (h) GOVERNMENT APPROVALS. The Government Approvals shall have been received and shall be in effect, and all conditions or requirements prescribed by law or by any such approval shall have been satisfied.

            (i) TAX OPINION OR RULING. WABC and KSB shall have received the opinions or tax rulings referred to in Section 7(j) hereof which opinions or rulings shall meet the requirements of such Section.

            (j) CLOSING DOCUMENTS. KSB shall have received such certificates and other closing documents as counsel for KSB shall reasonably request.

            (k) ABSENCE OF LEGAL IMPEDIMENT. No legal impediment to the Merger shall have arisen in the reasonable opinion of KSB and no litigation, proceeding or investigation shall be pending or threatened before any court or government agency relating to the transactions contemplated by this Agreement which affords a material basis, in the reasonable opinion of KSB, for a determination that it would be inadvisable or inexpedient to continue to carry out the terms of, or to attempt to consummate the transactions contemplated by this Agreement.

            (l) FAIRNESS OPINION. KSB shall have received a fairness opinion commissioned by KSB's Board of Directors which shall provide that the terms of the Merger, from a financial standpoint, are fair to the shareholders of KSB, and such fairness opinion shall not have been revoked at any time prior to the mailing of the Proxy Statement to KSB's shareholders.

            (m) AGGREGATE MERGER CONSIDERATION. The aggregate consideration payable to KSB shareholders, consisting of the Final Exchange Ratio multiplied by the number of shares of KSB common stock determined on a fully diluted basis, shall be not less than $12,500,000.

            (n) ALLOWANCE FOR LOAN LOSSES. KSB's allowance for loan losses, determined under WABC's methodology for determining the allowance, would not be greater than $3,900,000 as of the Effective Time.

9.      CLOSING.

            (a) CLOSING DATE. The closing (the "Closing") shall, unless another date, time or place is agreed to in writing by WABC and KSB, be held at the offices of McCutchen, Doyle, Brown & Enersen, Three Embarcadero Center, San Francisco, California, on the Effective Date.

            (b) DELIVERY OF DOCUMENTS. At the Closing, the opinions, certificates and other documents required to be delivered by this Agreement shall be delivered.

            (c) FILINGS. At the Closing, WABC and KSB shall instruct their respective representatives to make or confirm such filings as shall be required in the opinion of counsel to WABC and KSB to give effect to the Merger.

10.     [RESERVED].

11.     EXPENSES.

        Except as provided in Section 12, each party hereto agrees to pay, without right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement or the Merger Agreement shall be consummated, the costs incurred by such party incident to the performance of its obligations under this Agreement and the Merger Agreement, including without limitation, costs incident to the preparation of this Agreement, the WABC Registration Statement, Prospectus and the Proxy Statement (including the audited financial statements of the parties contained therein) and incident to the consummation of the Merger and of the other transactions contemplated herein and in the Merger Agreement, including the fees and disbursements of counsel, accountants, consultants and financial advisers employed by such party in connection therewith. Notwithstanding the foregoing, WABC shall be solely responsible for all fees payable pursuant to state "blue-sky" securities laws, fees related to obtaining a revenue ruling or tax opinion and the fee required to be paid to the Commission to register the WABC Shares. KSB shall bear its own costs of distributing the Proxy Statement and other information relating to these transactions to its shareholders.

12.     AMENDMENT; TERMINATION.

            (a) AMENDMENT. This Agreement and the Merger Agreement may be amended by WABC and KSB at any time prior to the Effective Time without the approval of the shareholders of WABC and shareholders of KSB with respect to any of their terms except the terms relating to the form or amount of consideration to be delivered to the KSB shareholders in the Merger.

            (b) TERMINATION. This Agreement and the Merger Agreement may be terminated as follows:

                (i) By the mutual consent of the Boards of Directors of both WABC and KSB at any time prior to the consummation of the Merger.

                (ii) By the Board of Directors of WABC on or after September 30, 2002, if (A) any of the conditions in Section 7 to which the obligations of WABC are subject have not been fulfilled, or (B) such conditions have been fulfilled or waived by WABC and KSB shall have failed to complete the Merger.

                (iii) By the Board of Directors of WABC if (A) WABC has become aware of any facts or circumstances of which it was not aware on the date hereof and which materially adversely affect KSB taken as a whole or its properties, operations or financial condition, (B) a materially adverse change shall have occurred since September 30, 2001, in the business, financial condition taken as a whole, results of operations or properties of KSB taken as a whole, (C) there has been failure or prospective failure on the part of KSB to comply with its obligations under this Agreement, or any failure or prospective failure to comply with any of the conditions set forth in Section 7 hereof; or (D) KSB fails to act or refrains from doing any act pursuant to Section 3.2(j)(iv).

                (iv) By WABC if, after the date hereof, it shall become entitled to terminate this Agreement in accordance with Section 3.2(j)(iv) or any person (other than WABC or any subsidiary thereof) shall become the beneficial owner of 20% or more of the then outstanding shares of KSB or any person (other than WABC or a subsidiary thereof) shall have commenced a bona fide tender offer or exchange offer to acquire at least 20% of the then outstanding shares of KSB.

                (v) By the Board of Directors of WABC if it determines that it would be inadvisable or inexpedient to continue to carry out the terms of, or to attempt to consummate the transactions contemplated by this Agreement, by reason of any material legal impediment to the Merger having arisen, or any material pending or threatened litigation, investigation or proceeding, including, but not limited to any of the preceding that relate to the transactions contemplated by this

        Agreement which affords a material basis, in the reasonable opinion of such Board, for such determination.

                (vi) By the Board of Directors of KSB on or after September 30, 2002, if (A) any of the conditions contained in Section 8 to which the obligations of KSB are subject have not been fulfilled, or (B) such conditions have been fulfilled or waived but WABC shall have failed to complete the Merger; provided, however, that if WABC is engaged at the time in litigation (including an administrative appeal procedure) relating to an attempt to obtain one or more of the Governmental approvals or if WABC shall be contesting in good faith any litigation which seeks to prevent consummation of the transactions contemplated hereby, such non-fulfillment shall not give KSB the right to terminate this Agreement until the earlier of (A) fifteen (15) months after the date of this Agreement and (B) sixty (60) days after the completion of such litigation and of any further regulatory or judicial action pursuant thereto, including any further action by a governmental agency as a result of any judicial remand, order or directive or otherwise or any waiting period with respect thereto.

                (vii) By the Board of Directors of KSB if (A) it has become aware of any facts or circumstances of which it was not aware on the date hereof and which can or do materially adversely affect WABC or its properties, operations or financial condition, (B) a materially adverse change shall have occurred since September 30, 2001 in the business, financial condition, results of operations or assets of WABC, (C) there has been failure or prospective failure on the part of WABC to comply with its obligations under this Agreement or any failure or prospective failure to comply with any condition set forth in Section 8, or (D) if WABC enters into an agreement to be acquired which does not provide for the assumption of this Agreement as described in Section 3.1(f).

            (c) NOTICE. The power of termination hereunder may be exercised by WABC or KSB, as the case may be, only by giving written notice, signed on behalf of such party by its Chairman of the Board or President, to the other party.

            (d) BREACH OF OBLIGATIONS. If there has been a material breach by either party in the performance of any of the obligations herein which shall not have been cured within ten business days after written notice thereof has been given to the defaulting party, the nondefaulting party shall have the right to terminate this Agreement upon written notice to the other party. In any event, the nondefaulting party shall have no obligation to consummate any transaction or take any further steps toward such consummation contemplated hereunder until such breach is cured.

            (e) TERMINATION AND EXPENSES. Termination of this Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 11, to maintain the confidentiality of the other party's information pursuant to Section 3.3, or the provisions of this Section 12(e),
Section 12(f) or Sections 13(a), (d) or (e) or the second sentence of Section 13(b) below and shall not affect any agreement after such termination. If this Agreement shall be terminated by WABC pursuant to Section 3.2(j)(iv) or Section 12(b)(iv), or if any of the events specified in Section 3.2(j)(iv) or 12(b)(iv) occurs within twelve (12) months following termination of this Agreement for any of the reasons stated in Section 12(b) (provided that such termination for a reason stated in Section 12(b) results from the actions of a third party or group that thereafter attempts to acquire
KSB), KSB shall pay to WABC, on demand, the sum of $1,500,000. If KSB terminates this Agreement under Section 3.1(f), WABC shall pay to KSB, on demand, the sum of $1,000,000. Except as provided in Section 3.2(j)(iv), KSB and WABC agree that any termination of this Agreement shall not in any manner release or be construed as releasing the non-terminating party or parties from any liability or damage to the other party or parties arising out of, in connection with or otherwise relating to, directly or indirectly, such parties' failure in performance of any of its covenants or agreements hereunder.

            (f) LIQUIDATED DAMAGES. If WABC terminates this Agreement as a result of:

                (i) failure to obtain, or revocation of, KSB's fairness opinion described in Section 8(l); or

                (ii)  failure to obtain approval of KSB's shareholders; or

                (iii) breach of a representation, warranty or obligation of KSB under this Agreement, where such breach of representation, warranty or obligation is caused in whole or in material part by any action or inaction within the control of KSB or any of its directors or officers, or if KSB terminates the Agreement as a result of failure to obtain, or revocation of, such fairness opinion, then KSB shall pay WABC a fee of $250,000. If WABC becomes entitled to a fee under Section 12(e), the fee payable under this Section shall be credited against the fee payable under Section 12(e).

            If KSB terminates this Agreement as a result of a breach of a representation, warranty or obligation of WABC or Westamerica under this Agreement, where such breach of representation, warranty or obligation is caused in whole or in material part by any action or inaction within the control of WABC or Westamerica or any of its directors or officers, then WABC shall pay KSB a fee of $250,000. If KSB becomes entitled to a fee under Section 12(e), the fee payable under this Section 12(f) shall be credited against the fee payable under
Section 12(e).

            The parties have determined that the occurrence of any of the events or circumstances set forth above would cause a substantial damage and loss and lost business opportunities to the other party and that the payments contemplated above provide reasonable and fair compensation for such damage, loss and lost business opportunities and are not intended to be and do not constitute a penalty or forfeiture. Such payments will be made within 10 business days following a termination of the Agreement that gives rise to the payment of such liquidated damages.

13.     MISCELLANEOUS.

            (a) NOTICES. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by overnight express or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

To WABC:                                     To KSB:

David L. Payne, President &                  C. Robert Wheeler
Chief Executive Officer                      President & Chief Executive Officer
Westamerica Bancorporation                   Kerman State Bank
4550 Mangels Boulevard                       P.O. Box 356
Fairfield, CA 94585-1200                     Kerman, CA 93630

With a copy to:                              With a copy to:

McCutchen, Doyle, Brown & Enersen, LLP       Nixon Peabody LLP
Three Embarcadero Center                     Two Embarcadero Center, Suite 2700
San Francisco, CA 94111                      San Francisco, CA 94111
Attention:  Thomas G. Reddy                  Attention:  R. Brent Faye

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

            (b) BINDING AGREEMENT. This Agreement is binding upon and is for the benefit of WABC, Westamerica and KSB and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto, and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. No party may assign this Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other party to this Agreement.

            (c) NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No investigation by WABC or KSB made before or after the date of this Agreement shall affect the representations and warranties which are contained in this Agreement and such representations and warranties shall survive such investigation, provided that, except with respect to covenants and agreements to be performed in whole or in part subsequent to the Effective Date (as to which the related representations and warranties shall survive until their performance) which covenants and agreements shall survive the Closing, the representations, warranties, covenants and agreements of WABC and KSB contained in this Agreement shall not survive the Closing.

            (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

            (e) ATTORNEYS' FEES. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

            (f) ENTIRE AGREEMENT; SEVERABILITY. This Agreement and the documents, certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling. KPMG shall be the sole arbiter of any disagreement about the application of GAAP to this Agreement.

            (g) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (h) SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of either party to fulfill any of its covenants and agreements hereunder, including the failure to take all such actions as are necessary on its part to cause the consummation of the Merger, will cause irreparable injury to the other for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereto hereby consent to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the obligations hereunder and to the granting by any such court of the remedy of the specific performance by the non-performing party of their obligations hereunder.

            (i) WAIVERS. Prior to or at the Effective Time, each of WABC and KSB shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself. Any requests for waivers or waivers granted pursuant to this Section 13(i) shall be in accordance with the provisions of Section 13(a) hereof.

        IN WITNESS WHEREOF, WABC, Westamerica and KSB have each caused this Agreement and Plan of Reorganization to be signed by its Chairman of the Board or President and its corporate seal to be hereunto affixed and attested by the signature of its Secretary all as of the day and year first above written.

ATTEST:                                      WESTAMERICA BANCORPORATION



By: ________________________________         By: _______________________________
    Secretary                                    Chairman, President and Chief
                                                 Executive Officer

ATTEST:                                      WESTAMERICA BANK



By: ________________________________         By: _______________________________
    Secretary                                    Chairman, President and Chief
                                                 Executive Officer

ATTEST:                                      KERMAN STATE BANK



By: ________________________________         By: _______________________________
    Secretary                                    President and Chief Executive
                                                 Officer



                                             By: _______________________________
                                                 Vice Chairman of the Board

                                TABLE OF CONTENTS



                                                                                          Page
                                                                                          ----
1.      THE MERGER..........................................................................1

        1.1    Effective Date...............................................................1

        1.2    Effect of the Merger.........................................................1

2.      CONVERSION AND CANCELLATION OF SHARES...............................................2

        2.1    Conversion of Common Stock of KSB............................................2

        2.2    Fractional Shares............................................................5

        2.3    Surrender of KSB Shares......................................................5

        2.4    No Further Transfers of KSB Shares...........................................6

        2.5    Adjustments..................................................................6

        2.6    Treatment of Stock Options...................................................6

3.      COVENANTS OF THE PARTIES............................................................7

        3.1    Covenants of WABC............................................................7

               (a)    Reservation, Issuance and Registration of WABC Common Stock...........7

               (b)    Government Approvals..................................................7

               (c)    Notification of Breach of Representations, Warranties and
                      Covenants.............................................................7

               (d)    Financial Statements..................................................8

               (e)    Press Releases........................................................8

               (f)    Business Combinations.................................................8

               (g)    Director and Officer Liability........................................9

        3.2    Covenants of KSB.............................................................9

               (a)    Approval by KSB Shareholders..........................................9

               (b)    Shareholder Lists and Other Information...............................9

               (c)    Government Approvals.................................................10

               (d)    New Branches and Leases..............................................10

               (e)    Notification of Breach of Representations, Warranties and
                      Covenants............................................................10

               (f)    Financial Statements.................................................10

               (g)    Compensation.........................................................11

               (h)    Conduct of Business in the Ordinary Course...........................11

               (i)    Press Releases.......................................................14

               (j)    No Merger or Solicitation............................................14

               (k)    Employee Benefit Plans...............................................15

               (l)    Changes in Capital Stock.............................................15

               (m)    Dividends............................................................15

                                TABLE OF CONTENTS
                                   (continued)



                                                                                          Page
                                                                                          ----
               (n)    Accounting Methods...................................................15

               (o)    Affiliates...........................................................15

               (p)    Additional Agreements................................................16

               (q)    Access to Properties, Books and Records; Confidentiality.............16

               (r)    Noncompetition Agreements............................................16

               (s)    Classifications and Litigation Developments..........................16

               (t)    Accounting Adjustment before Closing.................................16

        3.3    Covenants of the Parties....................................................16

               (a)    Information and Confidentiality......................................16

               (b)    Asset Review.........................................................17

4.      REPRESENTATIONS AND WARRANTIES OF KSB..............................................18

               (a)    Corporate Status and Power to Enter Into Agreements..................18

               (b)    Articles, Bylaws, Books and Records..................................18

               (c)    Compliance With Laws, Regulations and Decrees........................19

               (d)    Capitalization.......................................................19

               (e)    Equity Interests.....................................................19

               (f)    Financial Statements, Regulatory Reports.............................19

               (g)    Tax Returns..........................................................20

               (h)    Material Adverse Change..............................................21

               (i)    No Undisclosed Liabilities...........................................21

               (j)    Properties and Leases................................................21

               (k)    Material Contracts...................................................22

               (l)    Classified Loans.....................................................23

               (m)    Restrictions on Investments..........................................23

               (n)    Employment Contracts and Benefits....................................23

               (o)    Compliance With ERISA................................................25

               (p)    Collective Bargaining and Employment Agreements......................26

               (q)    Compensation of Officers and Employees...............................26

               (r)    Legal Actions and Proceedings........................................26

               (s)    Execution and Delivery of the Agreement..............................26

               (t)    Retention of Broker or Consultant....................................27

               (u)    Insurance............................................................27

               (v)    Loan Loss Allowance..................................................28

               (w)    Transactions With Affiliates.........................................28

                                TABLE OF CONTENTS
                                   (continued)



                                                                                          Page
                                                                                          ----
               (x)    Information in WABC Registration Statement...........................28

               (y)    Accuracy of Representations and Warranties...........................29

               (z)    No Brokered Deposits.................................................29

5.      REPRESENTATIONS AND WARRANTIES OF WABC and WESTAMERICA.............................29

               (a)    Corporate Status and Power to Enter Into Agreement...................29

               (b)    Corporate Status and Power of WABC and Westamerica...................29

               (c)    Certificate, Bylaws, Books and Records...............................29

               (d)    Compliance With Laws, Regulations and Decrees........................30

               (e)    Financial Statements.................................................30

               (f)    Material Adverse Change..............................................31

               (g)    Execution and Delivery of the Agreement..............................31

               (h)    Information in WABC Registration Statement...........................31

               (i)    Accuracy of Representations and Warranties...........................32

               (j)    Employee Benefits....................................................32

               (k)    Legal Actions and Proceedings........................................32

6.      SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934............................33

               (a)    Preparation and Filing of Registration Statement.....................33

               (b)    Effectiveness of Registration Statement..............................33

               (c)    Sales and Resales of Common Stock....................................33

               (d)    Rule 145.............................................................33

7.      CONDITIONS TO THE OBLIGATIONS OF WABC..............................................34

               (a)    Representations and Warranties.......................................34

               (b)    Compliance and Performance Under Agreement...........................34

               (c)    Material Adverse Change..............................................34

               (d)    Approval of Agreement................................................34

               (e)    Officer's Certificate................................................35

               (f)    Opinion of Counsel...................................................35

               (g)    Absence of Legal Impediment..........................................35

               (h)    Effectiveness of Registration Statement..............................35

               (i)    Government Approvals.................................................35

               (j)    Tax Opinion or Ruling................................................35

               (k)    Accountant's Assurance...............................................36

               (l)    Dissenting Shares....................................................36

               (m)    Unaudited Financials.................................................36

               (n)    Rule 145 Undertaking.................................................36

                                TABLE OF CONTENTS
                                   (continued)



                                                                                          Page
                                                                                          ----
               (o)    Shareholders' Equity.................................................37

               (p)    Loans and Demand Deposits............................................37

               (q)    Closing Documents....................................................37

               (r)    Consents.............................................................37

               (s)    Losses in Investment and Loan Portfolios.............................37

               (t)    Satisfaction of Spending or Other Commitments........................38

               (u)    Compliance Examinations..............................................38

               (v)    Opinion of Loan Review Examiner......................................38

               (w)    Regulatory Examination...............................................38

               (x)    Noncompetition Agreements............................................38

               (y)    Resignation of Directors.............................................38

8.      CONDITIONS TO THE OBLIGATIONS OF KSB...............................................38

               (a)    Representations and Warranties.......................................39

               (b)    Compliance and Performance Under Agreement...........................39

               (c)    Material Adverse Change..............................................39

               (d)    Officer's Certificate................................................39

               (e)    Approval of Agreement................................................39

               (f)    Opinion of Counsel...................................................39

               (g)    Effectiveness of Registration Statement..............................39

               (h)    Government Approvals.................................................39

               (i)    Tax Opinion or Ruling................................................40

               (j)    Closing Documents....................................................40

               (k)    Absence of Legal Impediment..........................................40

               (l)    Fairness Opinion.....................................................40

9.      CLOSING............................................................................40

               (a)    Closing Date.........................................................40

               (b)    Delivery of Documents................................................40

               (c)    Filings..............................................................40

10.     [RESERVED].........................................................................40

11.     EXPENSES...........................................................................40

12.     AMENDMENT; TERMINATION.............................................................41

               (a)    Amendment............................................................41

               (b)    Termination..........................................................41

               (c)    Notice...............................................................42

               (d)    Breach of Obligations................................................42

                                TABLE OF CONTENTS
                                   (continued)



                                                                                          Page
                                                                                          ----
               (e)    Termination and Expenses.............................................42

               (f)    Liquidated Damages...................................................43

13.     MISCELLANEOUS......................................................................43

               (a)    Notices..............................................................43

               (b)    Binding Agreement....................................................44

               (c)    No Survival of Representations and Warranties........................44

               (d)    Governing Law........................................................44

               (e)    Attorneys' Fees......................................................44

               (f)    Entire Agreement; Severability.......................................44

               (g)    Counterparts.........................................................45

               (h)    Specific Performance.................................................45

               (i)    Waivers..............................................................45